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                                                               EXHIBIT 10.23
                               ESPLANADE SUBLEASE
                                   AGREEMENT
                    (ENVIROTEST/UGLY DUCKLING - SUITE 1150)

        This Esplanade Sublease Agreement (Envirotest/Ugly Duckling - Suite
1150) is entered into as of April 15, 1996 (the "Sublease Date") between the undersigned Subtenant and Sublandlord.

                                   BACKGROUND

        A. Landlord and Tenant are parties to the Master Lease covering the Premises generally described as Suite 1150 located at 2525 East Camelback Road, Phoenix, Arizona. The Rentable Area of the Premises is 13,324 square feet.

        B. Tenant, as the Sublandlord, desires to sublease the Premises to Subtenant upon the terms and conditions of this Sublease.

        C. As of the Consent Date, Landlord has executed the Consent authorizing the execution of this Sublease.

        For valuable consideration, Sublandlord and Subtenant agree as follows:

                                   AGREEMENT

        1. Incorporation and Defined Terms. This Sublease incorporates by reference all of the terms and conditions of the Master Lease, and initially capitalized terms that are used in this Sublease but not defined in this Sublease will have the meanings ascribed to them in the Master Lease. In addition to those terms defined elsewhere in this Sublease or in the Master Lease, the following defined terms are used in this Sublease:

                a. "Consent" means the attached Landlord Consent to Sublease.

                b. "Landlord" means Esplanade Office Limited Partnership, a Delaware limited partnership, and its successors and assigns under the Master Lease.

                c. "Master Lease" means the Esplanade Lease Agreement (Office) Parcel 1B, dated June 22, 1994, between Landlord and Tenant, covering the 13,324 square feet known as Suite 1150 located on the 11th Floor of the Building.

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                d.      "Obligations" means all duties, obligations, covenants,
                        liabilities, indemnities and the like of the applicable party under the Master Lease or this Sublease, as indicated in the text of this Sublease, throughout the Sublease Term.

                        e.      "Occupancy Date" means April 27, 1996.

                f. "Rentable Sublease Square Feet" means the rentable square footage of the Sublease Space as confirmed and approved by Subtenant and Sublandlord under Paragraph 9 below.

                g. "Sublandlord" means Envirotest Systems Corp., a Delaware corporation. Sublandlord is referred to as the "Tenant" under the Master Lease, and is likewise sometimes referred to as the Tenant in this Sublease.

                h. "Sublease" means this Esplanade Sublease Agreement (Envirotest/Ugly Duckling - Suite 1150) and the attached Consent, as either or both are amended from time to time during the Sublease Term.

                i. "Sublease Base Rent" means the following base rents to be paid by Subtenant under this Sublease:

                        * From the Sublease Rent Commencement Date of April 27, 1996 through August 31, 1997, $20.00 per Rentable Sublease Square Foot per annum
                                ($20.00 X 13,324 X 1/12 = $22,206.67 per month).

                        * From September 1, 1997 through August 31, 1999, $22.00 per Rentable Sublease Square Foot per annum ($22.00 X 13,324 X 1/12 = $24,427.33 per month).

                        * From September 1, 1999 through August 31, 2001, $24.00 per Rentable Sublease Square Foot per annum ($24.00 X 13,324 X 1/12 = $26,648.00 per month).

                j. "Sublease Expiration Date" means the expiration date of the Sublease Term, as defined below.

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                k.      "Sublease Rent Commencement Date" means April 27, 1996.

                l. "Sublease Space" means the entire Premises described in the Master Lease.

                m. "Sublease Term" means the Original Sublease Term as may be extended by any Extension Term established in this Sublease. The "Original Sublease Term" means the term commencing on the Sublease Date and expiring on August 31, 2001.

                n. "Subtenant" means Ugly Duckling Holdings, Inc., an Arizona corporation.

                o. "Subtenant's Proportionate Share of Building Direct Expense" means 5 and 68/100 percent (5.68%) which was obtained by dividing the Rentable Space Square Feet by the Rental Area and the Building Office Space (i.e., 234,658 square feet), as set forth in the Master Lease, and multiplying the resulting quotient to the fourth decimal place by one hundred (100).

                p. "Subtenant's Proportionate Share of Project Direct Expense" means 1 and 21/100 percent (1.21%).

        2. Incorporation of Master Lease. The Master Lease, a copy of which is attached as Exhibit "A" to this Sublease, is incorporated into and made a part of this Sublease by this reference.


                a. Subtenant assumes, agrees to perform, and agrees to be bound by each and every one of the Obligations of the Tenant stated in the Master Lease accruing on and after the Sublease Date (as if Subtenant were the Tenant, and Sublandlord were the Landlord, under the Master Lease) throughout the end of the Sublease Term. In the event of any conflict between the terms of this Sublease and those stated in the Master Lease, the terms of this Sublease shall govern for the purposes of resolving conflicts between the Subtenant and Sublandlord only.

                b. Because Sublandlord and Subtenant have agreed to incorporate the Master Lease by reference, the provisions stated in the Master Lease shall be deemed modified as they apply to the Sublandlord-Subtenant relationship, to the extent reasonably necessary, so that application of

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                        the Master Lease provisions will be consistent with the
                        purpose and intentions of the parties in entering into this Sublease. Except as otherwise provided in this Sublease, in any case where a grace period would be granted to the Tenant under the Master Lease with respect to the performance or observance of any covenant, condition, or obligation, the Subtenant shall be deemed to be in default under this Sublease if it has not performed or observed the covenant, condition, or obligation within a grace period of the same length as that stated in the Master Lease. In any case where the Master Lease would require or permit the Tenant to notify the Landlord of any matter, the Subtenant shall give to Sublandlord and Landlord any corresponding required or permitted notice in writing on or before the date by which the Tenant under the Master Lease would be required or permitted to give the notice.

        3. Sublease. Subtenant agrees to sublease from Sublandlord, and Sublandlord agrees to sublease to Subtenant, the Sublease Space for the Sublease Term upon the terms and conditions in this Sublease. The Sublease Space constitutes the entire Premises leased to Sublandlord by Landlord under the Master Lease. This Sublease will not be valid and binding on Sublandlord and Subtenant until Landlord has executed the Consent.

        4. Continued Partial Occupancy by Sublandlord. Subtenant agrees to permit Sublandlord to occupy that portion of the Sublease Space designated as Rooms 3 through 17, inclusive (which is located to the northwest of the reception area), and to store one wire rack of computer equipment and a floor standing PBX telephone system in the Sublease Space, until May 31, 1996, without any compensation or other consideration paid or payable by Sublandlord to Subtenant.

        5.      Subtenant Covenants. Subtenant covenants to Sublandlord that:

                a. Subtenant will perform in a timely and complete manner all Obligations of Subtenant under this Sublease.

                b. Subtenant will perform in a timely and complete manner all Obligations of Tenant under the Master Lease to the extent the Obligations relate to the Sublease Space.

                c. Subtenant has reviewed and understands the terms of the Master Lease and this Sublease.

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                d.      Subtenant will not perform any act or fail to perform
                        any act with respect to the Sublease Space that would constitute a default under the Master Lease.

        6.      Sublandlord Covenants. Sublandlord covenants to Subtenant that:

                a. Sublandlord will perform in a timely and complete manner all Obligations of Sublandlord under this Sublease.

                b. Sublandlord will perform in a timely and complete manner all Obligations of Tenant under the Master Lease, to the extent they are not performed by Subtenant including: (i) the payment of all Monthly Base Rent at the per square foot rental rate enumerated in the Master Lease; (ii) the payment of Tenant's Proportionate Share of Building Direct Expenses and Tenant's Proportionate Share of Project Direct Expenses enumerated in the Master Lease; and (iii) the payment of any other additional rent due under the Master Lease.

                c. Sublandlord has reviewed and understands the terms of the Master Lease and this Sublease.

        7. Direct Payments to Landlord. During the Sublease Term, Subtenant agrees to pay the Sublease Base Rent, Subtenant's Proportionate Share of Project Direct Expense, and any and all other additional rent and other payments (including late charges, interest, and fees) corresponding to the Sublease Space and due under the Master Lease, directly to Landlord at the times and in the manner required under this Sublease or under the Master Lease, as appropriate.

        8.      Other Compensation. Sublandlord and Subtenant acknowledge that
Article 15 of the Master Lease contains a provision that obligates Sublandlord to pay to Landlord certain fees, rent, or other compensation collected on any Sublease Agreement over and above stated rent due under the Master Lease. Sublandlord and Subtenant acknowledge that Landlord has not waived this provision. As consideration for Landlord's consent to this Sublease Agreement, Sublandlord and Subtenant represent to Landlord that there are no oral or written agreements for fees, rent, or other compensation to Sublandlord between Sublandlord and Subtenant regarding the Sublease of the Premises other than those set forth in the Sublease. Landlord acknowledges that Subtenant, pursuant to an Equipment Sale Agreement, has agreed to purchase from Sublandlord certain furniture, equipment, and other personal property currently located in the Sublease Space, and Landlord acknowledges that the proceeds of this sale are separate and distinct from this Sublease of the Sublease Space and do not constitute additional rent due Landlord for purposes of Article 15 of the Master Lease.

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        9.      Sublease Space Confirmations. Sublandlord and Subtenant agree that they, respectively, have had ample opportunity to review and measure the Rentable Sublease Square Feet and agree that the Rentable Area of the Premises is conclusively deemed to be 13,324 square feet for all purposes under this Sublease and the Master Lease. Recognizing that different methods of measuring the square footage of the Premises may lead to different results, Sublandlord and Subtenant agree that 13,324 square feet in an accurate and agreeable measurement of the square footage of the Premises and each agrees not to claim any error or discrepancy in the measurement for any purpose under this Sublease and the Master Lease.

        10. Use. Subtenant agrees to use the Sublease Space for general office use only and no other use without the prior consent of the Landlord under the terms and conditions of the Master Lease. Subtenant further agrees to be bound by all use restrictions in the Master Lease.

        11. Compliance with Office Building Rules and Regulations. A copy of the Office Building Rules and Regulations pertaining to the Premises is attached as "Exhibit "E" to the Master Lease. Subtenant has reviewed and understands the Office Building Rules and Regulations. Subtenant agrees to observe and comply with the terms and provisions of such Office Building Rules and Regulations, as they may be amended or modified from time to time under the terms of the Master Lease.

        12. Signage. Subtenant understands that Article 51 of the Master Lease specifically provides signage rights to Sublandlord. By its execution of this Sublease, Sublandlord intends to transfer all signage rights available to Sublandlord under the Master Lease to Subtenant. Any additional signage rights available to Subtenant will be solely those made available by Landlord to Subtenant under the Consent.

        13. Parking. Subtenant is entitled to utilize up to thirteen (13) reserved and up to twenty-six (26) non-reserved parking spaces available under the terms of the Master Lease. Commencing with the Sublease Rent Commencement Date, Subtenant agrees to pay directly to Landlord the Parking Charge specified in the Master Lease for the maximum number of parking spaces available to Subtenant.

        14. Cancellation Right. Sublandlord and Subtenant agree that neither will retain any cancellation rights under Article 50 of the Master Lease with respect to the Sublease Space, and Article 50 of the Master Lease will be deleted in its entirety.

        15. Option to Renew. Sublandlord and Subtenant agree that neither will retain any renewal options contained in Article 49 of the Master Lease with respect to the Sublease Space, and Article 49 of the Master Lease will be deleted in its entirety. Notwithstanding the foregoing, Subtenant, and only Subtenant, will have the following renewal option:

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        a.      The Original Sublease Term may be extended only by Subtenant for one (1) additional five (5) year term ("Extension Term") only if the following conditions are satisfied: (i) Subtenant delivers written notice to Landlord of Subtenant's extension election at least ninety (90) days and no earlier than one hundred eighty (180) days before the expiration of the Original Sublease Term; (ii) Subtenant has fully and faithfully performed its obligations under the Master Lease and Sublease through the Original Sublease Term; and (iii) neither Subtenant nor Tenant are in default under the Master Lease or the Sublease and no event has occurred or fact exists which, but for the passage of time or the giving of notice, would constitute a default under the Master Lease or the Sublease. If any of these conditions are not satisfied at the time of the delivery of the extension by Subtenant, the extension election will be deemed ineffective and not valid. This ability to extend will be a right personal only to Ugly Duckling Holdings, Inc. and may not be assigned to any other subsequent tenant, unless Landlord otherwise agrees specifically in writing at the time of the assignment, in Landlord's sole discretion.

        b. During the Extension Term, all terms and provision of the Master Lease and Sublease will remain in full force and effect, except that the Monthly Base Rent will be established in the manner set forth below, Landlord will not be obligated to construct any tenant improvements or make or pay any tenant improvement allowance during the Extension Term or to make any rent or other concessions, and no options to extend will be available or enforceable.

        c. The Monthly Base Rent payable by Subtenant under this Lease during the Extension Term will be determined in accordance withe the following procedures. During the twenty (20) day period following Subtenant's extension election, Landlord and Subtenant will negotiate in good faith to establish the rent to be paid for the Sublease Space throughout the Extension Term based on the fair rental value of the Sublease Space at the expiration of the Original Sublease Term, taking into consideration length of lease, tenant improvement allowances, parking charges, differing base years, rent concessions, and other relevant economic factors. If an agreement establishing the rent for the Extension Term is reached, the parties immediately will evidence the agreement in a written instrument signed by both parties.

        d. If the parties are unable to agree upon a fair rental value for the Leased Premises within the twenty (20) day negotiation period and Subtenant, by written notice to Landlord delivered prior to expiration of the twenty (20) day negotiation period described above, notifies Landlord that Subtenant still wishes to exercise its option to renew (with Subtenant's written notice being referred to as the "Tenant Extension Confirmation"), Landlord and Subtenant will each select a qualified and independent MAI appraiser of its choice with at least five (5) years' experience in appraising office projects in the Phoenix area and will each notify the other party in writing within ten (10) days after the expiration of the twenty (20) day negotiation period of their selected appraiser.

        e. By no later than thirty (30) days after the selection of both appraisers, the appraisers will determine the fair rental value of the Sublease Space. If the fair rental value determined by the two (2) appraisers differs by less than five percent (as determined by dividing (i)


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the difference between the higher fair rental value and the lower fair rental value applicable to the first year of the Extension Term by (ii) the lower fair rental value applicable to the first year of the Extension Term), the fair rental value for the Sublease Space will be the higher of the two fair rental values.

                f. If the two (2) appraisals differ by five percent (5%) or more, as determined above, the appraisers that are selected will each select a third independent MAI appraiser with similar qualifications. The third appraiser will be selected within a period of ten (10) days after preparation of the later of the two (2) appraisals described above. By no later than thirty
(30) days after selection of the third appraiser, the three (3) appraisers will make a unanimous determination of the fair rental value for the Sublease Space at the expiration of the Original Sublease Term and will send a copy of their determination to Landlord and Subtenant. If the three appraisers cannot agree upon a fair rental value of the Sublease Space at the expiration of the Original Sublease Term, the joint decision of any two of the appraisers will establish the fair rental value for the Extension Term.

                g. If either party fails to select an appraiser and to notify the other party within the time period described above of the identity of that appraiser, the other party will notify the non-selecting party of the non-selecting party's failure to select an appraiser, and the non-selecting party will have an additional period of five (5) business days after the receipt of the additional notice to select an appraiser. If the non-selecting party again fails to select a MAI appraiser during the additional five (5) business day period, the appraiser selected by the other party will determine the fair value of the Sublease Spaces and the determination will be binding on both parties.

                h. Landlord and Subtenant will each bear the full expense of the appraiser each selects, and the expense of the third appraiser will be shared equally by Landlord and Subtenant.

                i. To memorialize Subtenant's election to exercise its extension options and the agreement of Landlord and Subtenant as to the new Monthly Base Rent during any Extension Term, Landlord may require Subtenant to execute a "Lease Extension Agreement" or similar document.

        16. Right of First Refusal. Sublandlord and Subtenant, agree that neither will retain any right to exercise the rights of first refusal under
Article 52 of the Master Lease and Article 52 of the Master Lease will be deleted in its entirety. Notwithstanding the foregoing, Subtenant, and only Subtenant, will have the following first right of refusal:

                a. During the Sublease Term, and so long at the Subtenant is not in default under the Master Lease or the Sublease and no event has occurred or fact exists which, but for the passage of time or the giving of notice, would constitute a default under the Master Lease or








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the Sublease, Landlord, before entering into a lease with any third party for the contiguous space described on Exhibit "B" to this Sublease and located on the 11th floor of the Building ("Additional 11th Floor Space"), will notify Subtenant in writing of the monthly rent, rental increases, and other economic provisions ("Rental Terms") upon which Landlord would be willing to lease the Additional 11th Floor Space directly to Subtenant, and Subtenant will have the first right of refusal ("FRR") to lease the Additional 11th Floor Space. This first right of refusal is not applicable unless and until the Additional 11th Floor Space is vacated by the existing tenant (Unisys Corporation) or its successors and assigns.

                b. If, within five (5) business days after receipt of Landlord's notice, Subtenant delivers to Landlord a written notice of Subtenant's intent to lease the Additional 11th Floor Space for a lease term not to exceed the Sublease Term (including any then exercised lease renewal options), Landlord will proceed to negotiate directly with Subtenant for a lease of the Additional 11th Floor Space on the same terms as contained in the Master Lease and the Sublease, except: (1) the Rental Terms will be incorporated into a new lease or an amendment to the Master Lease and Sublease;
(ii) if a new lease is utilized, the new lease and the Master Lease and Sublease will be cross-defaulted; and (iii) lease terms that are dependent upon the size of the premises, such as Subtenant's proportionate share of expenses, will be modified accordingly. If the lease renewal option available under Paragraph 15 of the Sublease has not been exercised, the new lease or lease amendment also will contain a renewal option similar to that contained in the Sublease at the fair rental value for the Additional 11th Floor Space. If Subtenant does not deliver its notice of intent to lease the Additional 11th Floor Space in a timely manner, or if Landlord and Subtenant are unable to agree on the terms of a lease for the Additional 11th Floor Space within ten
(10) days following Subtenant's delivery of its written notice of intent, Subtenant's FRR for the Additional 11th Floor Space will terminate, and Landlord will have the right to lease the Additional 11th Floor Space or any portion of the Additional 11th Floor Space to a third party on the same or substantially similar Rental Terms.

                c. This first right of refusal to lease the Additional 11th Floor Space is a one time right that is personal only to Ugly Duckling Holdings, Inc. and is not transferrable or assignable and is not exercisable by the Sublandlord under the Sublease.

        17. Alterations. Subtenant agrees to take possession of the Sublease Space in an "AS IS--WHERE IS" condition.

        18. Termination. Sublandlord and Subtenant agree that, if either receives a default of termination notice from Landlord under the Master Lease or this Sublease, they will deliver a copy of the notice immediately to the other party. No additional grace or notice and cure periods will apply to this Sublease beyond the grace or notice and cure periods described in the Master Lease.




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        19.     Default by Subtenant--Sublandlord Remedy.  In the event of any material default or breach by Subtenant under the terms of this Sublease or under Article 21 of the Master Lease, Sublandlord shall have all of the rights and remedies against Subtenant that Landlord would have against Sublandlord under Article 22 of the Master Lease if Sublandlord was in default or breach under the Master Lease.

        20.     Representations and Warranties of Subtenant.

                a. Organization, Corporate Power and Good Standing. Subtenant represents and warrants to Sublandlord and Landlord that it is duly incorporated, validly existing and in good standing under the laws of Arizona.

                b. Authority. Subtenant represents and warrants to Sublandlord and Landlord that Subtenant has all requisite corporate power and authority to enter into this Sublease.

                c. Compliance with Applicable Laws. Subtenant represents, warrants, and covenants to Sublandlord and Landlord that it is presently in compliance, and that it will continue throughout the Sublease Term to remain in compliance, with all applicable laws, rules, and regulations relating to or otherwise affecting its business operations.

                d. No Conflicts. Subtenant represents and warrants to Sublandlord and Landlord that this Sublease does not create any default, breach, or other conflict with or under any other contract, agreement or obligation to which Subtenant is a party or by which any of Subtenant's assets are bound.

                e. Financial Condition. Subtenant represents and warrants that Subtenant has delivered to Sublandlord financial statements that fairly present the financial condition of Subtenant as of December 31, 1995 in accordance with generally accepted accounting procedures.

        21.     Representations and Warranties of Sublandlord.

                a. Organization, Corporate Power and Good Standing. Sublandlord represents and warrants to Subtenant and Landlord that it is duly incorporated, validly existing and in good standing under the laws of Delaware, and that it is authorized to do business in Arizona.

                b. Authority. Sublandlord represents and warrants to Subtenant and Landlord that Sublandlord has all requisite corporate power and authority to enter into this Sublease.

                c. Compliance with Applicable Laws. Sublandlord represents, warrants, and covenants to Subtenant and Landlord that it is presently in compliance, and that it will continue throughout the Sublease Term to remain in compliance, with all applicable laws, rules, and regulations relating to or otherwise affecting its business operations pertaining to the Sublease Space.

                d. No Conflicts. Sublandlord represents and warrants to Subtenant and Landlord that this Sublease does not create any default, breach, or other conflict with or under any other contract, agreement, or obligation to which Sublandlord is a party or by which any of Sublandlord's assets are bound.

        22. Indemnification of Sublandlord. Subtenant agrees to indemnify Sublandlord and hold Sublandlord harmless from and against any and all penalties, costs, expenses (including reasonable attorneys' fees), claims, demands, and causes of action arising out of or pertaining to any acts, events or omissions occurring on or after the Sublease Date, including claims based upon imputed negligence, that arise out of or in connection with: (a) any accident or other occurrence in or on the facilities (including, without limitation, stairways passageways or hallways), the use of which Subtenant may have in conjunction with other tenants of the Building, when such injury or damage is caused in part or in whole by the act or omission of Subtenant, its agents, contractors, servants, employees, licensees, invitees, permittees, customers, clients or guests; (b) the condition of, or any defect in, the Sublease Space or any part of the Sublease Space or any improvements of the Sublease Space; (c) the condition of, or any defect in, all or any part of Subtenant's fixtures or equipment; or (d) the use or occupancy of the Sublease Space by Subtenant. If any action or proceeding is brought against Sublandlord for any of the foregoing reasons, Subtenant, upon notice from Sublandlord, shall defend the same at Subtenant's expense by counsel satisfactory to Sublandlord.

        23. Insurance. Subtenant shall at its own cost and expense procure and maintain during the entire Sublease Term and any extensions of this Sublease workmen's compensation insurance as required by statute as well as comprehensive public liability insurance covering the Sublease Space and their surrounding areas and naming Sublandlord as an additional insured in such amounts as Sublandlord may from time to time require. The initial liability coverage under such comprehensive public liability insurance shall not be less than $1,000,000 combined single limit, together with excess liability coverage of not less than $5,000,000, including fire damage legal liability coverage in an amount adequate to cover the cost of replacement of the Sublease Space. The comprehensive public liability insurance shall be an occurrence type policy and also shall contain

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
cross liability endorsements and insure performance by Subtenant of the indemnity provisions provided in Paragraph 22. The limits of the insurance shall not, however, limit the liability of Subtenant under Paragraph 22. The originals of all policies shall remain in possession of Subtenant; however, Subtenant shall provide Sublandlord a certificate of insurance confirming the coverage prior to the commencement of this Sublease and at each subsequent insurance renewal. Subtenant also shall maintain in full force and effect throughout the Sublease Term all risks insurance coverage in an amount adequate to cover the cost of replacement of all personal property (including inventory) and contents in the Sublease Space. All policies of insurance shall name Sublandlord as an additional insured and shall provide that such insurance will not be cancelled or subject to reduction of coverage or other modification except after thirty (30) days written notice to Sublandlord. Subtenant shall furnish policy renewals or binders to Sublandlord not less than ten (10) days prior to the expiration of any policy required under this Sublease. All insurance policies procured shall be issued by a responsible company or companies authorized to do business in the State of Arizona and reasonably satisfactory to Sublandlord.

        24. Third-Party Beneficiary. Except for Landlord, which is an express beneficiary of this Sublease, Sublandlord and Subtenant do not intend that this Sublease benefit any third party.

        25. Amendments. No amendments to this Sublease will be valid unless in writing, signed by Sublandlord and Subtenant, and consented to by Landlord.

        26. Notices. All notices between Sublandlord and Subtenant under this Sublease will be delivered in the manner required under Article 26 of the Master Lease to the addresses set forth below.

                        Envirotest Systems, Inc.
                        246 Sobranty Way
                        Sunnyvale, California 94086
                        Attention: General Counsel

                                and

                        Ugly Duckling Holdings, Inc.
                        2525 East Camelback Road, Suite 1150
                        Phoenix, Arizona 85016

        27. Governing Law. The terms of this Sublease are governed by the procedural and substantive laws of the State of Arizona.

        28. Counterparts. This Sublease may be executed in any number of original or telecopy counterparts, each of which, when executed and delivered, will constitute one binding contract and instrument.

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
        This Sublease is executed and effective as of the Sublease Date.

                                "Sublandlord"

                                Envirotest Systems Corp., a
                                Delaware corporation

                                By: /s/
                                   ------------------------------
                                 Its: Vice President
                                     ----------------------------

                                Address: 246 Sobranty Way
                                         Sunnyvale, California 94086
                                         Attention: General Counsel


                                "Subtenant"

                                Ugly Duckling Holdings, Inc.
                                an Arizona corporation

                                By: /s/
                                   ----------------------------------
                                 Its: Sr. Vice President
                                     --------------------------------

                                Address: 2525 East Camelback Road
                                         Suite 1150
                                         Phoenix, Arizona 85016

                                  EXHIBIT "A"

                                       TO

                          ESPLANADE SUBLEASE AGREEMENT

                          (MASTER LEASE, PARAGRAPH 2)

                                   ESPLANADE

                                LEASE AGREEMENT

                                    (Office)

                                   PARCEL IB

                              OFFICE LEASE SUMMARY

        THIS OFFICE LEASE (hereinafter referred to as the "Lease") is entered into by Landlord and Tenant as described in the following Basic Lease Information on the Date which is set forth for reference only in the following Basic Lease Information.

Landlord and Tenant agree:

Basic Lease Information. In addition to the terms that are defined elsewhere in this Lease, the following defined terms are used in this Lease:

(a)     Date:           June 22, 1994

(b)     Landlord:       Esplanade Office Limited Partnership, a Delaware
                        limited partnership

(c)     Landlord's Address:     Esplanade Office Limited Partnership
                                c/o CORE Properties Incorporated
                                2425 East Camelback Road, Suite 390
                                Phoenix, Arizona 85016

                                with a copy at the same time to:

                                Aldrich Eastman Waltch
                                225 Franklin Street
                                Boston, MA 02110
                                Attention: General Counsel

(d)     Tenant:         Envirotest Systems Corp.,
                        a Delaware corporation.

(e)     Tenant's Address:       Prior to Occupancy:

                                2002 North Forbes Boulevard
                                Tucson, Arizona 85745-1448
                                Attention: William J. Beckham, Jr.

                                Following Occupancy:

                                2525 East Camelback Road
                                Suite 1150
                                Phoenix, Arizona 85016

(f)     Building Address:       2525 East Camelback Road
                                Phoenix, Arizona 85016

(g)     Premises:               The Premises shown on Exhibit A to this Lease,
                                located on the eleventh (11th) floor of the Building.

(h)     Rentable Area of the Premises:                  13,324 square feet.

(i)     Rentable Area of the Building Office Space:     234,658 square feet.

(j)     Scheduled Completion Date:                      September 1, 1994.

(k)     Term:                   84 months, beginning on the Commencement Date
                                and expiring at midnight on the Expiration
                                Date.

(l)     Commencement Date:      The earlier to occur of (i) the date that Tenant
                                first occupies the Premises for the conduct of its business or (ii) September 1, 1994.

(m)     Expiration Date:        August 31, 2001 or as extended pursuant to
                                Article 6.

Page Two


(n)     Security Deposit:       N/A.

(o)     Monthly Base Rent:      One-twelfth (1/12) of the amount obtained by
        multiplying the annual base rental rate for the Premises by the number of square feet of Rentable Area of the Premises, as set forth more specifically below:

                        $22,206.66 per month for Lease Years 1-3 ($20.00 x 13,324 square feet x 1/12)

                        $24,427.33 per month for Lease Years 4-5 ($22.00 x 13,324 square feet x 1/12)

                        $26,648.00 per month for Lease Years 6-7 ($24.00 x 13,324 square feet x 1/12)

(q)     Tenant's Proportionate Share of Building Direct Expenses:       5.68%
        (determined by dividing the Rentable Area of the Premises by the Rentable Area of the Building Office Space and multiplying the resulting quotient to the fourth decimal place by one hundred).

(r)     Tenant's Proportionate Share of Project Direct Expenses:        1.21%
        (which percentage equals the ratio between the gross building area in the Premises and the gross building area in the Project (other than the hotel) if the Project were fully constructed and which percentage shall be modified if there is any increase or decrease in the size of the actual gross building area of the fully constructed Project over that which Landlord anticipates on the date hereof).

(s)     Base Year:      1994.

(t)     Scheduled Space Plan and Construction Plan Information Delivery Date:
        June 15, 1994. The date by which Tenant shall supply Landlord with the information required in Article 6(a) for completion of space and construction plans.

(u) Parking Charge: $25.00 per parking space per month for reserved parking and $20.00 per parking space per month for non-reserved parking for years one through five. $35.00 per parking space per month for reserved parking and $30.00 per parking space per month for non-reserved parking for years six and seven.

(v) Parking Spaces: Tenant shall have the right to rent up to thirteen (13) reserved parking spaces and twenty-six (26) non-reserved parking spaces.

(w)     Brokers:        CORE Properties Incorporated
                        2200 East Camelback Road
                        Suite 110
                        Phoenix, Arizona 85016

                        and

                        CB Commercial
                        2346 North Central Avenue
                        Suite 100
                        Phoenix, Arizona 85004
                        Attention: Mike McQuaid

                           ESPLANADE LEASE AGREEMENT

                               TABLE OF CONTENTS

ARTICLE                                                                  PAGE
- -------                                                                  ----
1.        PREMISES.....................................................   1
2.        TERM.........................................................   1
3.        RENT;........................................................   1
5.        ESCALATION...................................................   2
6.        COMPLETION OF PREMISES.......................................   4
7.        POSSESSION...................................................   5
8.        USE OF PREMISES..............................................   5
9.        COMPLIANCE WITH LAW..........................................   6
10.       RULES AND REGULATIONS........................................   6
11.       ALTERATIONS..................................................   6
12.       REPAIRS......................................................   7
13.       ABANDONMENT..................................................   7
14.       LIENS........................................................   7
15.       ASSIGNMENT AND SUBLETTING....................................   7
16.       INDEMNIFICATION OF LANDLORD; INSURANCE.......................   7
17.       DENIAL OF SUBROGATION RIGHTS.................................   8
18.       SERVICES.....................................................   8
19.       HOLDING OVER.................................................   9
20.       ENTRY BY LANDLORD............................................   9
21.       DEFAULT......................................................   9
22.       REMEDIES.....................................................   10
23.       DAMAGE OR DESTRUCTION........................................   10
24.       EMINENT DOMAIN...............................................   11
25.       SUBORDINATION; ATTORNMENT....................................   12
26.       NOTICES......................................................   12
27.       LANDLORD'S RIGHT TO CURE DEFAULTS............................   12
28.       DELAYS; DEFAULT BY LANDLORD..................................   12
29.       LIMITATIONS ON LANDLORD'S LIABILITY..........................   14
30.       TRANSFER OF LANDLORD'S INTEREST..............................   15
31.       SUCCESSORS AND ASSIGNS.......................................   15
32.       ATTORNEYS' FEES..............................................   15
33.       SUBSTITUTED PREMISES.........................................   15
34.       SURRENDER OF PREMISES........................................   16
35.       WAIVER.......................................................   16
36.       GOVERNING LAW................................................   16
37.       DEFINITIONS AND MARGINAL HEADINGS............................   16
38.       TIME OF ESSENCE..............................................   16
39.       PARKING......................................................   16
40.       COVENANTS AND CONDITIONS.....................................   17
41.       RECORDING....................................................   17
42.       INTEREST ON PAST DUE OBLIGATIONS.............................   17
43.       SEVERABILITY.................................................   17
44.       PERSONAL PROPERTY TAXES......................................   17
45.       ENTIRE AGREEMENT.............................................   17
47.       ENVIRONMENTAL PROVISIONS.....................................   18
48.       BROKER.......................................................   19
49.       OPTION TO RENEW..............................................   19
50.       CANCELLATION RIGHT...........................................   20
51.       SIGNAGE......................................................   20
52.       RIGHT OF FIRST REFUSAL.......................................   20

          EXHIBIT "A" - THE PREMISES
          EXHIBIT "B" - SITE PLAN
          EXHIBIT "B-1" - PROJECT SITE PLAN
          EXHIBIT "C" - SPACE PLAN
          EXHIBIT "D" - STANDARD BUILDING TENANT IMPROVEMENTS
          EXHIBIT "E" - OFFICE BUILDING RULES AND REGULATIONS

                                       1.

                                    PREMISES

        Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, on the terms and conditions herein set forth, the Premises which are located in the eleven (11) story office tower known as Office Building B (the "Building") at the approximately twenty (20) acre Camelback Esplanade (the "Project") on the southeast corner of 24th Street and Camelback Road, Phoenix, Arizona. The Building was constructed on that portion of the Project ("Parcel IB") which is more particularly described on the Phase Two site plan attached hereto as Exhibit B and made a part hereof by this reference (the "Site
Plan"). The location of the Building is crosshatched on the Site Plan. Attached hereto as Exhibit B-1 and made a part hereof by this reference is the site plan for the entire Project (the "Project Site Plan").

        The Project Site Plan sets forth the proposed general layout of the Project but shall not be a warranty, representation or agreement on the part of Landlord that the Project will be constructed exactly as indicated. Tenant understands and agrees that the Project will be built in phases. Landlord or the owners of the balance of the Project may increase, reduce or change the numbers, dimensions, use or location of the buildings, walkways, parking areas and access roads in the Project in any manner whatsoever as Landlord or such owners shall deem proper, and Landlord and such owners reserve the right to make alterations, reductions or additions to, or to build additional stories on, the buildings in the Project, to add or delete buildings in the Project, and to change the phasing pattern of the Project.

                                       2.

                                      TERM

        The Term of this Lease shall be the period commencing on the Commencement Date and expiring on the Expiration Date.

                                       3.

                                      RENT;

        (a) Tenant shall pay to Landlord, as rent for the Premises during the Term of this Lease, the Monthly Base Rent payable on or before the first day of each calendar month, commencing on the Commencement Date; provided, however, the first month's rent shall be paid by Tenant upon execution of this Lease. The Monthly Base Rent due for a period of less than a full month shall be prorated on the basis of a thirty-day month. The Monthly Base Rent shall be paid to Landlord, without deduction or offset, in lawful money of the Untied States of America at the address designated herein or at such other place as Landlord may, from time to time, designate. Tenant shall also pay to Landlord with the Monthly Base Rent, as additional rent, any privilege, excise, sales, gross proceeds, rent or other tax now or hereafter levied, assessed or imposed, directly or indirectly, by any governmental authority upon any rent or other payments required by this Lease.

        Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amounts of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering Parcel IB or any part thereof. Accordingly, if any such payments due from Tenant shall not be received by Landlord within five (5) days following the due date, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay such rent and/or other charges when due hereunder. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

                                       5.

                                   ESCALATION

        For the purpose of this Article the terms herein are defined as follows:

        Expense Statement: An annual statement from Landlord setting forth (i) the Direct Expenses for the Building and Project (excluding all above-ground levels of any parking garage) for the calendar year ending on the prior December 31; (ii) Tenant's Proportionate Share thereof; (iii) the estimated Direct Expenses that will be incurred by Landlord for the Building and the Project during the current calendar year ending on the next following December 31; and (iv) Tenant's Proportionate Share thereof. Landlord shall allocate to the Building all Direct Expenses which are incurred exclusively in connection with or for the exclusive benefit of the Building, such as insurance, maintenance expenses, utility charges, and all expenses relating to those portions of the underground parking garage and any surface parking which are designated for the exclusive use of Building tenants and their guests, invitees, agents and visitors, and the Expense Statement shall designate such expenses as Building Direct Expenses ("Building Direct Expenses"). All other Direct Expenses (defined below) shall be designated as Project Direct Expenses ("Project Direct Expenses") except that the Project Direct Expenses shall also exclude those Direct Expenses which Landlord or others have designated will be paid only by the hotel or only by the tenants of other office or retail space.

        Tenant's Proportionate Share of Building Direct Expenses: Tenant reimbursement in an amount equal to the percentage shown in the Basic Lease Information of the Lease of the Building Direct Expenses.

        Tenant's Proportionate Share of Project Direct Expenses: Tenant reimbursement in an amount equal to the percentage shown in the Basic Lease Information of the Lease of the Project Direct Expenses.

        Direct Expenses: All direct costs of operation and maintenance of the Building and Project (excluding all above-ground levels of any parking garage), including, but not limited to, the following costs: real property taxes and assessments, personal property taxes levied on equipment, fixtures and other property of Landlord located in the Project and used in connection with the operation thereof, and any other taxes imposed by any federal, state, county, municipal or other governmental entity, whether assessed against Landlord and/or Tenant (except any tax payable by Tenant pursuant to Articles 3(a) and 44 and any net income tax or estate, inheritance or succession tax payable by Landlord); water and sewer charges; insurance premiums of any type, including, but not limited to, fire and other casualty insurance and public liability insurance; utility expenses, including, without limitation, expenses for gas, electricity and telephone; janitorial expenses; expenses for landscaping and other services; costs incurred directly in the management of the Project, including, without limitation, management fees, air conditioning maintenance and repair and elevator maintenance and repair, the costs of supplies, materials, equipment and tools used in the operation of the Project, the wages and salaries of employees used in the management, operation and maintenance of the Project and taxes (other than net income taxes) or assessments of any type, whether or not now customary or within the contemplation of the parties hereto, including expenditures for improvements normally designated as capital improvements (but excluding expenditures for additional capital improvements not included in the original construction of the Building or Project), and including expenditures for capital improvements which are imposed or required by or result from statutes or regulations, or interpretations thereof, promulgated by any Federal, state, county, municipal or other governmental body or agency of any type performing any governmental or other function (including, but not limited to, the Environmental Protection Agency and the authority administering the Occupational Safety and Health Act, or any successor agencies performing the same or similar functions); provided, however, the cost of any capital improvements made necessary by the actions of any governmental authority shall be amortized over the useful life to Landlord of such improvement according to sound accounting practice, and only the portion of such amortization applicable to any calendar year or, if applicable, any partial calendar year, shall be included as a Direct Expense for such calendar year or partial calendar year.

        Except as above provided, Direct Expenses shall not include depreciation of the Project, interest on mortgages or other loans to Landlord, real estate brokers' commissions or expenses related to Landlord's operation as a business enterprise, as the same are distinguished from the expenses of operating the Building or Project.

        If, during any calendar year or fraction thereof within the Term, the Building is less than 95% occupied, the amount of the Building Direct Expenses for purposes of calculating the Expense Statement shall be adjusted to the amount of Landlord's good faith estimate of what the Building Direct Expenses would have been, as determined under generally accepted accounting principles, had the Building been 95% occupied for the entire calendar year.

        Beginning with the calendar year following the Base Year and for each calendar year thereafter ("Comparison Year") Tenant shall pay Landlord an amount equal to Tenant's Proportionate Share of Building Direct Expenses and Project Direct Expenses incurred by Landlord in the Comparison Year which exceeds the total amount of Building and Project Direct Expenses payable by Landlord for the Base Year. Any Comparison Year having less than 365 days shall be appropriately prorated.

        Notwithstanding anything contained herein to the contrary, Tenant's share of Prorated Charges (excluding real estate taxes, insurance and utility charges) shall not increase by more than six percent (6%) per year.

        Landlord shall use its best efforts to give to Tenant on or before April 1 of each calendar year throughout the Term an Expense Statement as set forth herein, but Landlord's failure to provide Tenant with an Expense Statement by said date shall not constitute a waiver by Landlord of its right to require payment by Tenant of Tenant's Proportionate Share of estimated or actual Building and Project Direct Expenses. Until receipt of the Expense Statement, Tenant shall continue to pay Tenant's Proportionate Share of Building and Project Direct Expenses currently being paid in accordance with the prior Expense Statement, if any, and shall pay any adjusted amount following receipt of the Expense Statement. Expense Statements shall be prepared in accordance with generally recognized and established accounting practices, and each such annual determination and statement, certified by Landlord, subject to reasonable review by Tenant, shall be final and conclusive on both parties.

        Tenant's Proportionate Share of estimated Building and Project Direct Expenses for the calendar year in which the Expense Statement is received shall be paid in twelve (12) equal installments concurrently with payment of the Monthly Base Rent. In addition, Tenant shall pay in full concurrently with the first Monthly Base Rent payment due following receipt of the Expense Statement an amount equal to the excess of the monthly installment required to be paid by Tenant under the most current Expense Statement over the monthly installment made under the preceding Expense Statement (if any) multiplied by the number of months from January through the month in which the Expense Statement is received by Tenant.

        If Tenant's Proportionate Share of actual Building and Project Direct Expenses for the past calendar year as shown on the Expense Statement is greater than the payments made by Tenant for that calendar year, then, concurrently with the first Monthly Base Rent payment due following receipt by Tenant of the Expense Statement, Tenant shall pay in full an amount equal to such excess. If Tenant's Proportionate Share of actual Building and Project Direct Expenses for the past calendar year as shown on the Expense Statement is less than the payments made by Tenant for that calendar year, the amount of such overpayment shall first be credited against any past due charges and then credited against the next monthly installment(s) to be paid by Tenant under the most current Expense Statement.

        Even though the Term will have expired and Tenant will have vacated the Premises when the final determination is made of Tenant's Proportionate Share of actual Building and Project Direct Expenses for the calendar year in which the Lease expires, Tenant shall immediately pay the excess of Tenant's Proportionate Share of actual Building and Project Direct Expenses for the portion of such year in which Tenant was in occupancy over the estimated payments made by Tenant for that calendar year and, conversely, any overpayment made shall be rebated promptly by Landlord to Tenant.

        Notwithstanding anything contained in the Lease to the contrary, Tenant shall have the right to audit Landlord's books relevant to the Direct Expenses set forth in Article 5 of the Lease within sixty (60) days following receipt of any invoice or accounting showing additional rent due hereunder. Tenant's right to audit the books and records of Landlord shall be limited to one time per calendar year. If any such audit reveals an overpayment of Direct Expenses for the period covered by such annual statement, then the amount of such overpayment shall be credited against the next installment(s) of rent and all other sums due under the Lease from Tenant. If such audit reveals an underpayment of Direct Expenses for the period covered, then Tenant shall pay the same with its next monthly rent payment, or if the Term has expired, then within thirty (30) days after receipt of the audit results. The fees and expenses of said audit shall be borne (a) entirely by Landlord if the audit reveals a discrepancy which is detrimental to Tenant of greater than five percent (5%) from Landlord's Expense Statement, or (b) entirely by Tenant if such audit reveals a discrepancy of five percent (5%) or less.

                                       6.

                             COMPLETION OF PREMISES

        The parties acknowledge that tenant improvements will need to be installed in the Premises and that tenant improvement work will be constructed in accordance with the following terms and conditions:

        (a) Tenant shall furnish to Landlord in writing on or before the date set forth in the Basic Lease Information such full and complete information as will be required for Landlord to complete the space and construction plans for the Premises. Said full and complete information shall include, without limitation, the following details:

                (i)     Exact location of telephone and electrical outlets.

                (ii)    Interior wall finish specifications.

                (iii) Detailed plans and specifications of all non-standard construction work to be accomplished within the Premises by Landlord's general contractor or other contractor employed by Landlord.

        Landlord shall cause such space and construction plans to be prepared within sixty (60) days after Landlord's receipt from Tenant of all of such information required above, and Tenant shall either approve or disapprove such plans within seven (7) working days after Tenant's receipt of such plans and the cost breakdown of the tenant improvements, which approval shall not be unreasonably withheld. If Tenant disapproves such plans, Tenant shall specify its objections in writing and Landlord shall, within a reasonable time thereafter, submit revised plans to Tenant. After Tenant has approved the plans, such plans may thereafter be changed from time to time so long as all changes are approved by both Landlord and Tenant, which approvals shall not be unreasonably withheld.

        (b) Landlord shall, at its sole cost and expense, furnish and install within the Premises, substantially in accordance with Exhibit C attached hereto and made a part hereof by this reference, standard building tenant improvements listed on Exhibit D attached hereto and made a part hereof by this reference.

        Any additional interior improvements, additions or alterations required by Tenant and approved by Landlord shall be furnished and installed at Tenant's sole cost and expense. Any such additional work shall be furnished and installed either by Landlord's general contractor or other contractor employed by Landlord at such cost and on such terms as shall have been agreed to between Landlord and Tenant.

        All work to be performed on the Premises which is not within the scope of work shown on Exhibit C and Exhibit D shall be performed by Tenant at Tenant's expense. Agents, contractors and employees obtained by Tenant to perform such work shall be subject to Landlord's approval, which approval shall not be unreasonably withheld, and to the administrative supervision of Landlord's general contractor, said supervision at Landlord's expense. Landlord shall allow access to the Premises during construction of the Premises to Tenant's agents, contractors and employees for the purpose of enabling Tenant to prepare the Premises for Tenant's use and occupancy. All such construction work performed by Tenant's agents, contractors or employees shall be accomplished in such a manner as not to unreasonably interfere with or delay the work of Landlord's general contractor in the completion of the Premises.

        Tenant agrees that in the event Tenant shall have failed to furnish Landlord with the necessary information to complete the space plans for the Premises by the time hereinabove specified or should Tenant, its agents, contractors or employees otherwise cause delay in Landlord's preparation of the Premises or should any changes in the space plans requested by Tenant and approved by Landlord cause delay in Landlord's preparation of the Premises, thereby delaying Tenant's occupancy of the Premises beyond the Scheduled Completion Date and provided that Landlord would have completed the preparation of the Premises by the Scheduled Completion Date were it not for Tenant's delay, then Landlord may at its option require Tenant to commence payment of rental on the Scheduled Completion date or on the date on which the Premises would have been Ready for Occupancy (as defined below) as reasonably determined by Landlord if the necessary information had been supplied or if the changes in the plans had not been requested or if Tenant or its agents, contractors or employees had not caused such delay.

        (c) Landlord shall complete the tenant improvements and the Premises shall be Ready for Occupancy (as defined in subparagraph (d) below) by Tenant not later than the Scheduled Completion Date. Notwithstanding the foregoing, the aforesaid date shall be extended for such periods as Landlord is prevented from completing such construction requirements due to governmental restrictions or orders of any governmental authority beyond the reasonable control of Landlord, strikes, labor disputes, lockouts, shortages of material or labor, riots, acts of God, enemy action, delays caused by Tenant, civil commotion, fire, casualty, inclement weather, and the like, or any other causes beyond the reasonable control of Landlord (which events or causes are hereinafter referred to as "force majeure events"). In addition, Landlord may also automatically extend the aforesaid date for a period of sixty (60) days upon giving written notice to Tenant. If Landlord shall not have completed such construction by the aforesaid date, as said date may be extended as hereinbefore provided, then Tenant shall have the right to terminate this Lease at any time within thirty (30) days thereafter by giving written notice of such termination, within such time, to Landlord. If within said thirty-day period Tenant shall not elect to terminate, the time for completion shall be extended for another period of sixty (60) days from the end of the thirty (30) day notice period, and if completion has not been accomplished within said additional sixty (60) day period, Tenant shall again have the right to terminate this Lease at any time within thirty (30) days thereafter by giving written notice of such termination, within said time, to Landlord. Upon the giving of such notice of termination, the Term of this Lease shall cease and come to an end as if such date were the date originally fixed for the termination hereof, and thereupon there shall be no further liability or obligation upon either party by reason hereof. Landlord shall incur no liability to Tenant for failure to complete construction by the Scheduled Completion Date. Landlord shall use good faith efforts to have all such work of improvement performed promptly and diligently in a first class and workmanlike manner.

        (d) The Premises shall be deemed ready for occupancy ("Ready for Occupancy") when (1) Landlord's architect or engineer in charge of the tenant improvement construction work certifies (i) that the tenant improvement construction work in the Premises has been substantially completed in accordance with the construction plans and (ii) the date of such completion, and (2) the City of Phoenix has issued a final certificate of occupancy on the entire improved Premises. Landlord shall diligently complete, as soon as reasonably possible, any "punchlist" items of work and adjustments not completed when the Premises are Ready for Occupancy.

        (e) During the construction and until the Commencement Date of this Lease, the Building shall be insured against loss or damage by fire and other risks under standard policies for fire, extended coverage, and "builder's risk" procured and paid for by Landlord. Tenant shall have no interest in any such policy or policies or any proceeds thereof.

                                       7.

                                   POSSESSION

        If Landlord, for any reason whatsoever, cannot delivery possession of the Premises to Tenant on the Scheduled Completion Date, this Lease shall not be void or voidable (except as hereinafter provided or as provided in Article 6(c) above) nor shall Tenant have a claim for any loss or damage resulting therefrom. If Landlord shall not have delivered possession of the Premises to Tenant within six (6) months after the Scheduled Completion Date, except for delays caused by Tenant, its agents, contractors or employees, either party shall have the option to cancel this Lease by giving ten (10) days' written notice to the other, in which event this Lease shall be null and void and of no further force or effect and neither Landlord nor Tenant shall have further liability or obligation to the other hereunder.

                                       8.

                                USE OF PREMISES

        The Premises are to be used for GENERAL OFFICE USE (the "Permitted Use") and for no other purpose without the prior written consent of Landlord.

        Tenant shall not do nor permit anything to be done in or about the Premises which will in any way increase the risk of fire to the Premises beyond that inherent or reasonably necessary to the Permitted Use, nor keep or bring anything therein which will in any way increase the existing rate of or affect any policy of fire, extended coverage or any other insurance covering the Building or Project or any of its contents, or cause a cancellation of any of the same. Tenant shall not do nor permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project or injure them, nor use nor allow the Premises to be used for any unlawful purpose, nor maintain nor permit any nuisance in, on or about the Premises or permit anything to be done which may injure or damage the Premises. Tenant shall not damage, deface or commit or suffer to be committed any waste in or upon the Premises, normal wear and tear excepted.

                                       9.

                              COMPLIANCE WITH LAW

        Landlord hereby represents and warrants to Tenant that to the best of Landlord's actual knowledge, the Permitted Use set forth above is in compliance with and is permitted by all zoning and other governmental laws, ordinances, regulations and requirements now in force. Tenant shall not permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall at its sole cost and expense promptly comply with all such laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, including, without limitation, the Americans with Disabilities Act of 1990 (42 U.S.L. Sections 12101 et. seq.) (the "ADA") and with the requirements of any board of fire underwriters or other similar body relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts.

                                      10.

                             RULES AND REGULATIONS

        Tenant agrees to comply with (and cause its agent, contractors, employees and invitees to comply with) the Office Building Rules and Regulations attached hereto as Exhibit E. Landlord may from time to time make such modifications, additions and deletions in the Office Building Rules and Regulations as in the sole judgment of Landlord are necessary or convenient for the management and operation of Parcel IB. Landlord shall notify Tenant from time to time of modifications, additions, or deletions in the Office

Building Rules and Regulations, and any such modification, addition, or deletion shall be effective after Landlord gives five days' written notice thereof to Tenant; provided, however, if an emergency arises which in the sole judgment of Landlord makes it impracticable to give five days' written notice, such modification, addition, or deletion shall become effective immediately upon implementation by Landlord, with the written notice to be subsequently given. Tenant agrees to faithfully observe and comply with the Office Building Rules and Regulations and all modifications, additions or deletions thereto, and the breach of any Office Building Rule and Regulation by Tenant shall constitute a material breach of this Lease. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Project of any such Office Building Rules and Regulations, but the Office Building Rules and Regulations from time to time in effect shall be uniformly applicable to all tenants and occupants similarly situated. Tenant shall be obligated to comply with such Office Building Rules and Regulations only to the extent that such Office Building Rules and Regulations do not unreasonably interfere with or preclude Tenant's use of the Premises in the manner permitted by this Lease.


                                      11.

                                  ALTERATIONS

         Tenant shall not make nor permit to be made any alterations, additions, improvements, or installations to or of the Premises or any part thereof, except moveable furniture and trade fixtures, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding anything contained herein to the contrary, Tenant shall have the right to make any alterations to the Premises, without Landlord's consent, which do not exceed $10,000,000 in cost, do not impact the Building's systems or structure, are not visible from the exterior of the Premises, and are of a cosmetic nature such as painting, wallpapering, hanging pictures, or the installation of furniture. Any alterations, additions, improvements, or installations to or of the Premises, except moveable furniture and trade fixtures, shall be completed in compliance with all laws and ordinances, including, without limitation, the ADA, and all rules and regulations of all governmental authorities having jurisdiction of or over the Premises. All such alterations, additions, improvements and installations shall at once become a part of the realty and belong to Landlord. In the event Landlord consents to alterations, additions, improvements, or installations pursuant to this Article, the same shall be made by Tenant at Tenant's sole cost and expense, and selection by Tenant of any person or entity to construct or install the same shall be subject to the prior written consent of Landlord, which consent may be conditioned upon (1) Tenant providing Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of all such alterations, additions, improvements or installations and (2) acquisition by Tenant of all permits needed to authorize such alterations, additions, improvements or installations from the appropriate governmental agencies, furnishing a copy thereof to Landlord at least ten (10) days prior to the commencement of such work and complying with all of the conditions of such permits in a prompt manner. It shall be a material breach hereof for Tenant to make any alterations, additions, improvements or installations without the prior consent of Landlord, and in addition to any other remedies Landlord may have, Landlord may require that Tenant remove any or all of the same within thirty
(30) days of receipt by Tenant of a notice demanding such removal. Upon the expiration or sooner termination of the Term hereof and upon demand by Landlord, Tenant, at Tenant's sole cost and expense, shall forthwith and with all due diligence remove any such alterations, additions, improvements, or installations designated by Landlord to be removed and repair any damage to the Premises caused by such removal.


                                      12.

                                    REPAIRS

        Tenant and its agents shall have been given full opportunity to inspect and examine the Premises prior to occupancy and, by entry hereunder, Tenant accepts the Premises in its present "as is" condition, except for latent defects, and without any warranty as to the condition of the Premises or the Building; provided, however, Landlord warrants that all tenant improvements constructed by Landlord in the Premises shall be free from material defects for a period of one (1) year from the date the Premises are delivered to Tenant by Landlord. Except as required by Landlord in the next paragraph below, Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof in good condition and repair, ordinary wear and tear and damage thereto by fire, earthquake, act of God or the elements excepted. If Tenant does not make such repairs, Landlord may, after reasonable notice to Tenant, make such repairs and Tenant shall pay the costs thereof and any accrued interest thereon upon demand. In the event Tenant makes any repairs to the Premises or Building at the expense of Landlord as provided by any law, statute or ordinance now or hereafter in effect, Tenant shall do so only after having given reasonable notice to Landlord and Tenant shall only incur reasonable costs in making such repairs and shall make only such repairs as are reasonable, necessary and prudent under the prevailing circumstances.

        Landlord shall, at Landlord's expense subject to the provisions of
Article 5, keep the structural portion including the IIVAC, plumbing and electrical systems of the Building in good order, condi-tion and repair; provided, however, that in the event any damage to the structural portion including the IIVAC, plumbing and electrical systems of the Building is caused by the acts or omissions of Tenant, its agents, contractors, invitees or employees, Landlord shall, at Tenant's sole cost and expense, complete the repairs necessary to place the Building in good order, condition and repair and Tenant shall pay the costs thereof upon demand.

        Upon the expiration or sooner termination of the Term hereof, Tenant shall surrender the Premises to Landlord in the same condition as when received, ordinary wear and tear and damage thereto by fire, earthquake, act of God or the elements excepted.


                                      13.

                                  ABANDONMENT

        Tenant shall not abandon the Premises at any time prior to the expiration or earlier termination of the Term hereof. In the event Tenant shall abandon, vacate or surrender the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to have been abandoned.


                                      14.

                                     LIENS

        Tenant shall keep the Premises and Parcel IB free from any vendor's, mechanic's, materialmen's or like liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Landlord shall have the right at all times to post notices of non-responsibility on the Premises and record verified copies thereof in connection with all work of any kind upon the Premises.


                                      15.

                           ASSIGNMENT AND SUBLETTING

        Tenant shall not sublet the whole or any part of the Premises, nor assign this Lease or any interest therein (nor may this Lease be assigned by operation of law) to any person whomsoever, without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion for any reason, and any attempted or purported assignment or subletting without Landlord's prior written consent shall constitute a breach of this Lease and shall at Landlord's election be void. If Tenant is a corporation or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association, or partnership in the aggregate in excess of fifty percent (50%) shall be deemed an assignment within the meaning and provisions of this Article. Notwithstanding the foregoing provisions of this Article 15, it shall not constitute an assignment or subletting for purposes of this Article 15 for Tenant to assign this Lease or sublet the Premises without Landlord's consent to any corporation or business entity which controls, is controlled by, or is under common control with Tenant, or to any corporation or other business entity resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all of the assets of Tenant's business as a going concern, provided that the assignee or sublessee assumes in full the obligations of Tenant under the Lease, that Tenant remains fully liable under the Lease, no use of the Premises is made which is not allowed for by the permitted purposes, and Tenant provided prompt written notice to Landlord of such assignment or sublease and the circumstances thereof.

        Any consent given by Landlord to Tenant to sublet the Premises, or any portion thereof, or to assign this Lease shall not be construed as a consent to any other assignment or subletting, or waiver of Landlord's right to object to or declare void any assignment or sublease to which Landlord's consent in writing has not been obtained. Any assignment or subletting of Tenant's interest permitted or consented to by Landlord shall not in any way release Tenant from any liability or obligation assumed under the terms of this Lease.

        Any sums or other economic consideration received by Tenant as a result of such assignment or subletting, however denominated under the assignment or sublease, which exceed, in the aggregate, (i) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) any real estate brokerage commissions or fees payable in connection with such assignment or subletting, shall be paid to Landlord as additional rent under this Lease without affecting or reducing any other obligations of Tenant hereunder. The sums payable hereunder shall be paid to Landlord as and when payable by the assignee or subtenant to Tenant.

                                      16.

                     INDEMNIFICATION OF LANDLORD; INSURANCE

        Tenant agrees to indemnify Landlord and hold Landlord, the Premises and Parcel IB free and harmless for, from, and against any and all penalties, costs, expenses (including reasonable attorneys' fees), claims, demands and causes of action, including claims based upon imputed negligence due to ownership of the Building arising out of or in connection with (a) any accident or other occurrence in or on the facilities (including, without limiting the generality of the term "facilities", stairways, passageways or hallways), the use of which Tenant may have in conjunction with other tenants of the Project, when such injury or damage shall be caused in part or in whole by the act or omission of Tenant, its agents, contractors, servants, employees, licensees, invitees, permittees, customers, clients or guests, (b) the condition of, or any defect in, the Premises or any part thereof or any improvements thereof, (c) the condition of, or any defect in, Tenant's fixtures or equipment or any part thereof, or (d) the use or occupancy of the Premises by Tenant or any tenant of Tenant.

        If any action or proceeding be brought against Landlord for any of the foregoing reasons, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel satisfactory to Landlord.

        Tenant shall at its own cost and expense procure and maintain during the entire Term and any extensions thereof workmen's compensation insurance as required by statute as well as comprehensive public liability insurance covering the Premises and their surrounding areas and naming Landlord as an additional insured in such amounts as Landlord may from time to time require. The initial liability coverage under such comprehensive public liability insurance shall not be less than $1,000,000 combined single limit, together with excess liability coverage of not less than $5,000,000, including fire damage legal liability coverage in an amount adequate to cover the cost of replacement of the Premises. Said comprehensive public liability insurance shall be an occurrence type policy and shall also contain cross liability endorsements and insure performance by Tenant of the indemnity provisions provided above. The limits of said insurance shall not, however, limit the liability of Tenant under the first paragraph of this Article. The originals of all policies shall remain in possession of Tenant; provided, however, Tenant shall provide Landlord a certificate of insurance confirming the coverage prior to the commencement of this Lease and at each subsequent insurance renewal. Tenant shall also maintain in full force and effect throughout the Term all risks insurance coverage in an amount adequate to cover the cost of replacement of all personal property (including inventory) and contents in the Premises. All policies of insurance shall name Landlord and Landlord's property manager as additional insureds and shall provide that such insurance will not be canceled or subject to reduction of coverage or other modification except after thirty (30) days written notice to Landlord. Tenant shall furnish policy renewals or binders to Landlord not less than ten (10) days prior to the expiration of any policy required hereunder. All insurance policies procured shall be issued by a responsible company or companies authorized to do business in the State of Arizona with a Best's rating of at least A-/VII and reasonably satisfactory to Landlord.

        Landlord shall maintain at all times during the Term of this Lease the following insurance:

                (a) Comprehensive general liability insurance against claims for bodily injury, death, or property damage occurring in, upon, or about the Building in an amount not less than the greater of (i) $1,000,000 combined single limit, (ii) the amount required by Landlord's lender, or (iii) the amount which a reasonably prudent landlord would carry on a comparable multi-use project, less any deductible which Landlord may reasonably determine; and

                (b) "All risk broad form" insurance covering the Building in an amount not less than the greater of (1) the amount required by Landlord's lender or (ii) the amount which a reasonably prudent landlord would carry on a comparable multi-use project, less any deductible which Landlord may reasonably determine.

                                      17.

                          DENIAL OF SUBROGATION RIGHTS

        Neither Landlord nor Tenant shall be liable to the other for any business interruption or any loss or damage to property or injury to or death of persons occurring on the Premises, or in any manner growing out of or connected with Tenant's use and occupation of the Premises or the condition thereof, whether or not caused by the negligence or other fault of Landlord or Tenant, or of their respective agents, employees, subtenants, licensees, or assignees. This release shall apply only to the extent that such business interruption, loss or damage to property, or injury to or death of persons, is covered by insurance, regardless of whether such insurance is payable to or protects Landlord or Tenant or both. Nothing in this Article shall be construed to impose any other or greater liability upon either Landlord or Tenant than would have existed in the absence of this Article. This release shall be in effect only so long as the applicable insurance policies contain a clause to the effect that this release shall not affect the right of the insured to recover under such policies. Such clauses shall be obtained by Landlord and Tenant in the policies of insurance required to be provided by either hereunder.

                                      18.

                                    SERVICES

        Landlord agrees to furnish to the Premises water and electricity suitable for the use of the Premises. Landlord further agrees to furnish to the Premises during the hours of 7 a.m. to 7 p.m., Monday through Friday, and 7 a.m. to 3 p.m. Saturday, excluding Christmas, Thanksgiving and other Federal holidays, subject to the Office Building Rules and Regulations, heating and air conditioning suitable for the use of the Premises; provided, however, Tenant shall pay to Landlord upon receipt of a statement therefor Landlord's charge for heating and air conditioning furnished to the Premises during any Federal holiday, any weekday from 7 p.m. to 7 a.m., and on any week-end day except between the hours of 7 a.m. and 3 p.m. on Saturday. Landlord shall provide five-day janitorial service. Landlord shall maintain the common stairs, corridors, entries, and restrooms in the Project in a safe, neat and clean condition. The services to be provided by Landlord shall be consistent with comparable first class office buildings located in Phoenix, Arizona. Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rent by reason of Landlord's failure to furnish any of the foregoing when such failure is caused by accidents, breakage, repairs, strikes, labor disturbances of any character, governmental order, material shortages, energy or fuel shortages, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord, or when Landlord acts with reasonable diligence to correct the failure to furnish such service after receiving written notice of the absence of such service. Landlord shall not be liable under any circumstances for loss of or injury to property occurring through or in connection with or incidental to Landlord's or Landlord's agents', contractors' or employees' failure to furnish any of the foregoing services. Wherever heat generating machines or equipment are used in the Premises which materially affect the temperature otherwise maintained by the air conditioning systems, Landlord reserves the right to install supplementary air conditioning units in the Premises or Building and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord as additional rent upon demand by Landlord.

        In the event Landlord should neglect or fail to furnish any of the utilities or services required to be furnished by landlord in this Lease and such failure should continue for two (2) business days after receipt of written notice of such failure from Tenant, Tenant shall be entitled to an abatement of all of the rent payable hereunder with respect to that portion of the Premises so affected by such failure for the period beginning on the day that such portion of the Premises is unusable and continuing until the use of such portion of the Premises is restored to Tenant.

        Tenant will not, without the prior written consent of Landlord, use any apparatus or device in the Premises, including, without limitation, machines using current in excess of 110 volts, e.g., electronic data processing machines and punch card machines, mainframe computers or mini-computers, which will in any way increase the amount of electricity or water usually furnished or supplied for use in the Premises as general office space; nor shall Tenant connect with electric current, except through existing electrical outlets in the Premises, any apparatus, water pipe or other device for the purposes of using electric current or water. If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Premises as general office space and shall have obtained the consent of Landlord for such excess use, Landlord may cause a water meter or electric current meter to be installed in the Premises to measure the amount of such excess water or electric current consumed. The cost of any such meters and of installation, maintenance and repair thereof shall be paid by Tenant, and Tenant agrees to pay to Landlord as additional rent promptly upon demand therefor the cost of all such water and electric current consumed as shown by said meters, at the rates charged for such services by the local public utility furnishing the same, plus any additional bookkeeping expense in connection therewith.

        Tenant and its employees shall have access to the Premises, subject to established security procedures, on a twenty-four (24) hour per day, fifty-two
(52) weeks per year basis.

                                      19.

                                  HOLDING OVER

        Tenant shall not hold over after the termination or expiration of this Lease without Landlord's written consent. If Tenant holds possession of the Premises after the Term of this Lease with Landlord's consent, Tenant shall become a tenant from month to month upon the terms herein specified except at a rental rate to be determined by Landlord. In no event shall such rental rate be less than 150% of the rental rate in effect immediately prior to the expiration of the Term of this Lease. The rent shall be payable in advance on or before the first day of each month. Tenant shall continue in possession until such tenancy shall be terminated by either Landlord or Tenant giving written notice of termination to the other party at least thirty (30) days prior to the effective date of termination.

                                      20.

                               ENTRY BY LANDLORD

        Landlord shall have the right to enter the Premises at any time to inspect the same or to cure any default (including a breach of the Office Building Rules and Regulations), to supply any service to be provided by landlord hereunder, to submit the Premises to prospective purchasers, tenants or mortgagees, to post notices of non-responsibility, and to alter, improve or repair the Premises and any portion of the Building without abatement of rent, and may for the purposes of repair and alteration erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, providing that the business of Tenant shall not be interfered with unreasonably. Unless caused by the negligent or willful acts of Landlord, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by Landlord's entry for any of the aforesaid purposes.

        For each of the aforesaid purposes, Landlord at all times shall have and retain a key with which to unlock all of the doors upon the Premises, excluding Tenant's vaults, and Landlord shall have the right to use any and all means to open said doors in an emergency in order to obtain entry to the Premises, and any such entry to the Premises obtained by Landlord shall not under any circumstances constitute forcible or unlawful entry into or a detainer of the Premises or an eviction of Tenant from the Premises or any portion thereof. Landlord shall not be liable for the consequences of admitting by passkey or refusing to admit to the Premises Tenant or any agent or employee of Tenant.

                                      21.

                                    DEFAULT

        In addition to any events defined elsewhere in this Lease as constituting a default of Tenant, any of the following shall be considered an event of default by Tenant hereunder: (a) the failure of Tenant to pay rent (including additional rent) or any part thereof or any other sums payable pursuant to this Lease as and when due hereunder where such failure shall continue for three (3) days after written notice from Landlord; (b) the failure of Tenant to observe or perform any of the covenants or agreements contained in this Lease to be observed or performed by Tenant, other than those described in
Article 22(a) hereof, where such failure shall continue for twenty (20) days after written notice of such failure from Landlord; provided, however, if such failure is of a type that can be cured or corrected but not reasonably within a twenty (20) day period and Tenant has, during the twenty (20) day period, commenced the cure or correction of such failure and thereafter diligently purses such cure or correction, then no default shall exist unless Tenant ceases the diligent curing or correcting of such failure; (c)(i) the making by Tenant of any general assignment, or general arrangement for the benefit of creditors;
(ii) the filing by or against Tenant of a petition to have Tenant adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within ninety (90) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets or of Tenant's interest in this Lease where possession is not restored to Tenant within ninety (90) days; or (iv) the attachment, execution or judicial seizure of substantially all of Tenant's assets or of Tenant's interest in this Lease, where such seizure is not discharged within ninety (90) days; (d) the default by Tenant under any other lease agreement between Landlord and Tenant pertaining to premises within the Project; (e) the passage or other devolution of Tenant's interest in this Lease to any person or entity except that named as Tenant herein, by law or otherwise, without the prior written consent of Landlord except as provided in Article 15 of this Lease; (f) the abandoning of the Premises by Tenant; or (g) the discovery by Landlord that any financial statement given to Landlord by Tenant, any assignee of Tenant, any subtenant of Tenant, or any successor in interest of Tenant, or any of them, was materially false.

                                      22.

                                    REMEDIES

        In the event of any such material default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

        (a) terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's breach or default, including, but not limited to: the cost of recovering possession of the Premises; expenses of reletting, including the cost of necessary renovation and alteration of the Premises, reasonable attorneys' fees, and any real estate commissions actually paid; the amount by which the total of the unpaid rent and other sums due hereunder for the balance of the Term hereof exceeds the total amount of any payments of like character to be received by Landlord from any subsequent tenant or tenants during the same period; and that portion applicable to the unexpired Term of any tenant improvements and of any commission paid by Landlord to a real estate broker or agent as a result of this Lease;

        (c) re-enter the Premises without terminating this Lease and relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to said Premises. Rentals received by Landlord from such reletting shall be applied as follows: first, to the payment of the cost of such reletting as more specifically set forth in subsection (a) above; second, to the payment of the cost of any alterations and repairs to the Premises; third, to the payment of any indebtedness, other than rent, due hereunder; and the residue, if any, to be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should such rentals received from such reletting during any month be less than that agreed to be paid during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, the costs and expenses incurred by Landlord in such reletting or in making such alteration and repairs. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach; and

        (d) pursue any other remedy now or hereafter available to Landlord under the laws or judicial decision of the State of Arizona.

                                      23.

                             DAMAGE OR DESTRUCTION

        Except as otherwise provided in this Lease, in the event the Premises or the Building are damaged by fire or other casualty covered by Landlord's insurance, such damage shall be repaired by and at the expenses of Landlord and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall materially interfere with Tenant's business.

        In the event such repairs cannot, in the reasonable opinion of Landlord, be substantially completed within sixty (60) days after the occurrence of such damage (without the payment of overtime or other premiums), Landlord may, at its option, exercisable by giving written notice to Tenant within thirty (30) days after the occurrence of such damage, make such repairs within a reasonable time and Landlord shall proceed to make such repairs with reasonable dispatch. In such event, this Lease shall continue in full force and effect and the rent payable by Tenant hereunder shall be determined as provided in the first paragraph of this Article. In the event Landlord does not elect to repair the damage, as provided above, either Landlord or Tenant, by written notice given to the other within ten (10) additional days, may terminate this Lease effective as of the date of the occurrence of such damage. In the event Landlord terminates this Lease pursuant to this Article, all proceeds of Landlord's insurance shall belong to and become the sole property of Landlord.

        In the event of damage to or destruction of all or any portion of the Premises or Building to the extent of five percent (5%) or more of the then insurable replacement value of the Premises or the Building, as applicable, from any cause not covered by insurance, or in the event of a declaration of any governmental authority that the Premises or the Building are unsafe or unfit for occupancy and would require repairs exceeding five percent (5%) or more of the then insurable replacement value of the Building, Landlord shall have the right to terminate this Lease by written notice to Tenant given within thirty (30) days after the date of such damage, destruction or declaration. Upon the giving of any such notice, this Lease shall terminate. In the event of damage to or destruction of all or any portion of the Premises or the Building to an extent less than five percent (5%) of the then insurable replacement value of the Premises or the Building, as applicable, from any cause not covered by insurance, or in the event Landlord does not elect to terminate this Lease in accordance with this paragraph, the Lease shall remain in full force and effect except that rent shall be proportionately reduced as provided above and the Premises shall be repaired and rebuilt by Landlord at Landlord's cost with reasonable dispatch; provided, however, Tenant shall bear the cost of all fixtures, equipment, furnishings, draperies and other items that were not contemplated by Exhibit D hereto.

        Notwithstanding anything to the contrary contained herein, in the event the Premises or the Building shall be damaged by fire or other casualty due to the negligent or willful acts of Tenant, its agents, officers, employees, contractors, servants, invitees, licensees or guests and the Lease is not terminated as hereinabove provided, then, without prejudice to any other rights and remedies of Landlord, there shall be no abatement of rent.

        With respect to any damage which Landlord is obligated to repair or elects to repair, Tenant waives the provisions of Arizona Revised Statutes
Section 33-343 (which Section deals with Tenant's right to termination in the event of damage to or destruction of the Premises).

        Landlord shall not be required under any circumstances to make any repairs to or replacements of any paneling, decoration, office fixtures, railings, ceilings or floor coverings, partitions or any other property installed in the Premises by Tenant.

                                      24.

                                 EMINENT DOMAIN

        If at any time during the Term of this Lease the entire Premises or any part thereof shall be taken as a result of the exercise of the power of eminent domain or sold under threat of the exercise of such power (a "taking"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes possession or title, whichever occurs first.

        If all or any substantial portion of the Premises, or any portion of the Project other than the Premises, shall be taken, Landlord may terminate this Lease, at its option, by giving Tenant written notice of such termination within thirty (30) days of such taking. If all or a portion of the premises in excess of twenty percent (20%) of the floor area thereof shall be taken with the result that Tenant's use of the Premises is substantially impaired, Tenant may terminate this Lease at its option by giving Landlord written notice of such termination within thirty (30) days of such taking. If neither party terminates this Lease pursuant to this Article, this Lease shall remain in full force and effect except that the rent payable by Tenant hereunder shall be reduced in the same proportion as the floor area taken in the Premises bears to the total floor area in the Premises.

        Landlord shall be entitled to and Tenant hereby assigns to Landlord the entire amount of any award or payment made in connection with a taking; provided, however, that Tenant shall be entitled to any payment or award attributable to the taking of removable personal property or trade fixtures belonging to Tenant or Tenant's moving expenses or any award for the value of tenant's leasehold interest except to the extent that such award would reduce or otherwise diminish the condemnation award to Landlord for the Property.

                                       25.

                           SUBORDINATION; ATTORNMENT

        This Lease shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon Parcel IB or any part thereof and to any and all advances made on the security thereof and to all renewals, modifications, increases and extensions thereof. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease regardless of whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, and by failing to do so within ten (10) days after written demand therefor shall automatically make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to do so.

        Tenant agrees that in the event any proceedings are brought for the foreclosure of the Premises, or in the event of exercise of the power of sale under any mortgage or deed of trust affecting the Premises, whether or not the Lease is terminated by such foreclosure or sale, Tenant will, upon request by the purchaser, attorn to the purchaser under any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

                                      26.

                                    NOTICES

        All notices, demands, consents and statements which may or are required to be given by either party to the other hereunder shall be in writing. All notices and demands by Landlord to Tenant shall be personally delivered, delivered by a nationally utilized overnight delivery service or sent by United States certified or registered mail, postage prepaid and addressed to Tenant at Tenant's Address. All notices and demands by Tenant to Landlord shall be personally delivered, delivered by a nationally utilized overnight delivery service or sent by United States certified or registered mail, postage prepaid, addressed to Landlord at the Landlord's Address. Either party may change its address by notice given to the other in the manner set forth in this paragraph. Notices, demands, and statements shall be deemed given and received when personally delivered or two
(2) days after they are mailed as above provided.

                                      27.

                       LANDLORD'S RIGHT TO CURE DEFAULTS

        All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and, except as otherwise specifically provided herein, without any abatement of rent. If Tenant shall fail to pay any sum of money owing to a party other than Landlord and required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, Landlord may, but shall not be obligated to and without waiving any rights of Landlord or releasing Tenant from any obligations of Tenant hereunder, make such payment or perform such other act to be made or performed by Tenant hereunder. Tenant covenants to reimburse Landlord for such sums and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of any sums due Landlord hereunder. All sums so paid or expenses incurred by Landlord and all necessary incidental costs together with interest thereon at the lesser of the rate of the Bank One prime rate plus 5% or the highest rate permitted by applicable law from the date of such payment by Landlord until paid shall be considered as rent owing hereunder and shall be payable to Landlord on demand or, at the option of Landlord, may be added to any rent then due or thereafter becoming due under this Lease. Notwithstanding the foregoing, Landlord shall not, except in the case of an emergency, cure any alleged default of Tenant in the performance of any covenant herein contained until after the expiration of five (5) days after the delivery of written notice to Tenant.

                                      28.

                          DELAYS; DEFAULT BY LANDLORD

        Landlord shall not be responsible for any delay or failure in the observance or performance of any term or condition of this Lease to be observed or performed by Landlord to the extent that such delays result from action or order of governmental authorities; civil commotions; strikes, fires, acts of God or the public enemy; act or default of any tenant in the Project; inability to procure labor, material, fuel, electricity, or other forms of energy or any other cause beyond the reasonable control of Landlord, whether or not similar to the matters herein specifically enumerated. Any delay shall extend by like time any period of performance by Landlord and shall not be deemed a breach of or failure to perform this Lease or any provisions hereof.

        In the event of any default under this Lease by Landlord, Tenant, before exercising any rights that it may have at law to cancel this Lease, shall have given notice of such default to Landlord and shall have offered Landlord thirty (30) days to correct and cure the default, or if the default is of a nature that cannot reasonably be cured within said thirty (30)-day period, then Tenant shall not exercise any remedies for such default if Landlord has commenced the cure within such thirty (30)-day period and thereafter diligently prosecutes the cure. Tenant also agrees to give the holders of any mortgages or deeds of trust ("mortgagees") by registered mail a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the addresses of such mortgagees. Tenant further agrees that if Landlord shall have failed to cure or commence to cure such default within the aforesaid time limit, then the mortgagees shall have an additional thirty
(30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within thirty (30) days any mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

                                      29.

                      LIMITATIONS ON LANDLORD'S LIABILITY

        The obligations of Landlord under this Lease do not constitute personal obligations of the partners in Landlord or of the directors, officers or shareholders of any of the partners in Landlord, and Tenant shall look solely to Landlord's interest in the real estate that is the subject of this Lease and to no other assets of Landlord for satisfaction of any liability in respect of this Lease and will not seek recourse against the partners in Landlord or the directors, officers or shareholders of any of the partners in Landlord or any of their personal assets for such satisfaction.

                                      30.

                        TRANSFER OF LANDLORD'S INTEREST

                In the event Landlord transfers its interest in the Premises or Parcel IB (other than a transfer for security purposes only), Landlord shall be relieved of all obligations accruing hereunder after the effective date of such transfer, including, but not limited to, the return of the Security Deposit or other funds held by Landlord, provided that such obligations have been expressly assumed in writing by the transferee.

                Tenant agrees at any time and from time to time upon ten (10) days' prior request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying to Landlord, any mortgagee, prospective purchaser or other party designated by Landlord: (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) the dates to which the rent and any other charges have been paid in advance, if any, (c) that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed,
(d) whether or not there are then any existing defenses against enforcement of any provision of the Lease, (e) the Lease Commencement Date and Lease
Expiration Date and (f) any other information which may be reasonably requested by Landlord. Any such statement delivered pursuant to this paragraph may be conclusively relied upon by any prospective purchaser, mortgagee or assignee of any mortgage of the Premises or Parcel IB.

                If Tenant fails to deliver such statement within such time, any prospective purchaser or encumbrancer may conclusively assume: (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, (iii) that not more than one month's rent and no other charges have been paid in advance, (iv) that there are no existing defenses against enforcement of any provision of the Lease, and (v) that the Commencement Date and Expiration Date are as stated by Landlord. Such failure by Tenant to deliver such statement shall constitute a material default by Tenant under this Lease.

                If Landlord desires to finance, refinance or sell Parcel IB or any part thereof, Tenant hereby agrees to deliver to any prospective lender or purchaser designated by Landlord such financial statements of Tenant as may be reasonably required by such prospective lender or purchaser. Such statements shall include the past three years' financial statements of Tenant that are made available to the public in the normal course of business. All such financial statements shall be received in confidence, shall be used only for the purposes herein set forth and shall by furnished by Tenant promptly upon request therefor by Landlord.



                                      31.

                             SUCCESSORS AND ASSIGNS

                Subject to all limitations on assignment and subletting set forth herein, all of the terms and provisions of this Lease shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.


                                      32.

                                ATTORNEYS' FEES

                Should either party be required to commence legal proceedings relating to this Lease, the prevailing party shall be entitled to receive reimbursement for its reasonable attorneys' fees and costs of suit both in connection with the litigation and in enforcing a judgement in its favor.


                                      33.

                              SUBSTITUTED PREMISES

                Landlord reserves the right on thirty (30) days written notice to Tenant to substitute other premises within the Project for the Premises described herein. The substituted premises shall be equal size to the Premises (subject to a variation of ten percent) and shall contain comparable tenant improvements. The unadjusted rental for the substituted premises shall be at the then current rate for such space but shall not exceed the unadjusted rental specified in Article 3. All other provisions of this Lease shall remain in full force and effect with respect to the substituted premises, except that Tenant's Proportionate Share of Building and Project Direct Expenses shall be proportionately reduced if the rentable area of the substituted premises is less than the rentable area of the original Premises. Landlord shall pay all reasonable moving expenses of Tenant incidental to such substitution of premises. This Article 33 shall only apply to any Additional Space (as defined in Article 52) leased by Tenant in accordance with Article 52.

                                      34.

                             SURRENDER OF PREMISES

        The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subtenancies.

                                      35.

                                     WAIVER

        No waiver of any term, covenant, condition, or obligation of this Lease, or any breach thereof, shall be effective unless granted in writing. The waiver by Landlord of any term, covenant, condition or obligation herein contained or any breach thereof shall not be deemed to be a waiver of any other term, covenant, condition or obligation herein contained. The subsequent acceptance of rent hereunder by Landlord shall not constitute a waiver of any preceding breach by Tenant, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

                                      36.

                                 GOVERNING LAW

        This Lease shall be governed by and construed in accordance with Arizona law, and the invalidity or un-enforceability of any provision of this Lease shall not affect or impair the validity of any other provision hereof.

                                      37.

                       DEFINITIONS AND MARGINAL HEADINGS

        The term "Tenant" as used herein shall include the plural as well as the singular and shall include the masculine, feminine and neuter. If there is more than one Tenant, the obligations of Tenant hereunder shall be joint and several. Article headings in this Lease are for convenience only and shall not define or limit the scope or intent of any provision hereof.

                                      38.

                                TIME OF ESSENCE

        Time is of the essence of this Lease and each and every provision hereof.

                                      39.

                                    PARKING

        Tenant hereby also rents the Parking Spaces referred to in the Basic Lease Information of the Lease in the garage parking area located substantially beneath the Building on such terms and conditions as may be established by Landlord from time to time during the Term; provided, however, the rent for such Parking Spaces during the initial Term shall be equal to the Parking Charge and said rents shall never be less than these charges during the remainder of the Term of this Lease. Landlord shall have the right to designate where such parking spaces shall be located and to relocate such parking spaces within the underground garage parking area from time to time, but shall not, except for reserved spaces, be required to mark specific spaces. Landlord shall have the further right to relocate or eliminate any surface parking areas from time to time during the Term of this Lease. If additional underground garage parking is requested by Tenant during the Term of this Lease, Landlord shall make such space available to Tenant, on the terms, conditions and rates then applicable to the other underground garage parking spaces, if in Landlord's sole discretion adequate underground garage parking is available to the other tenants in the Building. All parking spaces rented by Tenant shall be considered part of the Premises for the purposes of Tenant's obligations and Landlord's rights under Articles 8, 9, 10, 14, 16 and 17 hereof, and the rental owing for such spaces shall be considered additional rent under the Lease. The parking areas referred to herein, except for reserved spaces during normal business hours, shall be used on a non-exclusive basis with occupants of the Building and Parcel IB.

        Tenant also acknowledges that there are parking spaces in uncovered surface parking areas within the Project. Tenant and visitors of the Building may not park in such spaces unless expressly authorized in writing by Landlord. Such permitted parking may or may not be without charge; provided, however, at such time as validated parking becomes, in the opinion of Landlord, common practice among similar offices in the immediate vicinity of the Project, Tenant shall participate in such validated parking on the same basis as other tenants in the Project and Landlord shall charge a competitive parking charge for such spaces.

        Tenant's use of all parking areas shall be subject to any rules and regulations relating thereto, including regulations governing the designation of specific parking spaces for use by Tenant and its guests and invitees, the hours during which such parking spaces may be used, the size of such parking spaces, and the traffic flow in the parking areas. Landlord shall not be responsible for any vandalism or other damages from any cause occurring to automobiles or their contents while located in such parking spaces or moving in the parking area.

                                      40.

                            COVENANTS AND CONDITIONS

        Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

                                      41.

                                   RECORDING

        Tenant shall not record this Lease without Landlord's prior written consent, and such recordation shall, at the option of Landlord, constitute a non-curable default by Tenant. Tenant shall, upon request of Landlord, execute, acknowledge and deliver to Landlord's "short form" memorandum of this Lease for recording purposes. Any costs or taxes associated with such recording shall be at the sole cost and expense of the party requesting that this Lease be recorded.

                                      42.

                        INTEREST ON PAST DUE OBLIGATIONS

        Any amount due Landlord not paid when due shall bear interest at the Bank One prime rate plus 5% per annum from the date due or, if said rate is not a lawful one, the highest rate permitted by law. Payment of such interest shall not excuse or cure any default by Tenant under this Lease; provided, however, that interest shall not be payable on late charges assessed against Tenant.

                                      43.

                                  SEVERABILITY

        The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

                                      44.

                            PERSONAL PROPERTY TAXES

        Tenant shall pay when due all taxes assessed against and levied upon tenant alterations, tenant improvements, and any property of Tenant contained in, on or about the Premises or any part thereof. When possible, Tenant shall cause all such taxes to be levied and assessed separately from taxes upon the Premises.

                                      45.

                                ENTIRE AGREEMENT

        This Lease, the Office Building Rules and Regulations, and any addendum attached hereto and executed by the parties, constitute the entire agreement of the parties and supersede all prior agreements or understandings between the parties with respect to the subject matter hereof. No prior agreement or understanding shall be effective. This Lease may not be modified or amended except by written agreement of the parties.

                                      46.

                                      47.

                           ENVIRONMENTAL PROVISIONS

        (a) Tenant represents and warrants to Landlord that Tenant will not generate, store, treat, use, release, or dispose of any hazardous materials on or about the Premises or the Project except in compliance with all environmental laws and any additional conditions reasonably imposed by Landlord. Tenant will not release or dispose of any hazardous materials in or on the Premises or the Project without the express written approval of Landlord. Tenant shall obtain, comply with and provide Landlord with copies of all permits required in connection with the generation, storage, treatment, use, release, or disposal of any hazardous materials.

        (b) Tenant shall not install nor permit to be installed on or in the Premises any substance containing asbestos and determined to be hazardous by any governmental authority or any friable asbestos. If any such substance or any friable asbestos is determined to be in or on the Premises as a result of the actions of Tenant, Tenant shall promptly comply with any applicable environmental laws (which may or may not require removal of the material), at Tenant's expense.

         (c) In the event Tenant fails to perform any of its obligations under this Article 46 within thirty (30) days after the giving to Tenant by Landlord of written notice of such failure, or within a reasonable period of time not to exceed ninety (90) days after the giving to Tenant by Landlord of written notice of such failure if, due to the nature of such failure, such failure cannot be cured within a 30-day period but is otherwise susceptible to cure within a reasonable period of time not exceeding ninety (90) days, or within a shorter period of time if prescribed by any environmental law, then, after expiration of such applicable period of time, Landlord may enter upon the Premises and remove or cause to be removed such hazardous material or otherwise cause compliance with any applicable environmental law, provided, however, that Landlord may enter upon the Premises and remove or cause to be removed such hazardous material or otherwise cause compliance with any applicable environmental law upon written notice to Tenant but prior to the expiration of the applicable time period, if Landlord determines that such action is necessary prior to the expiration of the applicable time period (i) for the preservation or safety of the Project or the tenants in the Project, or other persons, (ii) to avoid suspension of a necessary service in, or with respect to, the Project,
(iii) for the preservation of the lien and grant of any deed of trust granted to any lender with respect to the Project or the priority of such lien and grant, or (iv) to assure the continued operation of the Project. The cost of any such removal or compliance shall be immediately due to Landlord upon demand as additional rent.

        (d) Tenant shall, at Tenant's own expense, comply with all present and hereinafter enacted environmental laws affecting Tenant's activities on the Premises or the Project. Tenant shall keep the Premises free of any lien imposed pursuant to any environmental laws, except for any liens being contested by Tenant in good faith and at its own expense by appropriate action or legal proceedings, provided that such actions or proceedings operate to prevent collection thereunder or realization thereon and the sale or forfeiture of the Premises or Parcel IB to satisfy the same, and provided further that during such contest Tenant shall, at the option of Landlord, provide security reasonably satisfactory to Landlord assuring the discharge of Tenant's obligations in respect of the lien being contested and any additional interest, charge, penalty, or expense arising from or incurred as a result of such contest.

        (e) As used herein, the term "hazardous materials" means materials defined as "hazardous waste or substances" under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., Resource Conservation and Recovery Act, 42 U.S.C. Section 6903 et seq., or the Arizona Environmental Quality Act of 1986, A.R.S. Section 49-201(16), including without limitation asbestos, urea formaldehyde foam insulation, and any fluid containing polychlorinated biphenyls.

        (f) As used herein, the term "environmental laws" means any one or all of the following, as they may be amended from time to time: the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), the Safe Drinking Water Act (42 U.S.C. Sections 300f et seq.), the Clean Water Act (33 U.S.C. Sections 12151 et seq.), the Clean Air Act (42 U.S.C. Sections 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Sections 136 et seq.), the Solid Waste Disposal Act (42 U.S.C. Sections 3251 et seq.), and the Arizona Environmental Quality Act, including provisions on water quality control (A.R.S. Sections 49-210 et seq.), air quality (A.R.S. Sections 49-401 et seq.), solid waste management (A.R.S. Sections 49-701 et seq.), hazardous waste disposal (A.R.S. Sections 49-901 et seq.), and underground storage tank regulation (A.R.S. Sections 49-1001 et seq.); and regulations thereunder and any other laws and regulations now in effect or hereinafter enacted that deal with the regulation or protection of the environment, including the ambient air, ground water, surface water, and land use, including sub-strata land.

        (g) Tenant shall be responsible for removing from the Premises any hazardous materials put there by Tenant or its agents which either Tenant or Landlord is required by law to remove. In addition, Tenant shall be responsible for restoring the Premises to their condition immediately prior to the time of such required removal. If Landlord is so required to remove any such hazardous materials put there by Tenant or its agents, Landlord shall promptly give notice thereof to Tenant.

        (h) Tenant shall immediately notify Landlord, both orally and in writing, of any of the following:

                (i) Any emission, spill, release, or discharge into the environment of any hazardous materials.

               (ii) Any correspondence or communication to Tenant or its agents regarding the presence or suspected presence of hazardous materials on the Premises or the Project or regarding the application of environmental laws to the Premises, the Project or Tenant's activities on the Premises.

              (iii) Tenant's knowledge of any circumstances which could give rise to a claim that Tenant, Landlord, the Premises, or the Project may be in violation of environmental laws.

               (iv) Any change in Tenant's activities on the Premises that change or has the potential to change Tenant's or Landlord's obligations or liabilities under environmental laws.

        (i) Tenant shall indemnify and hold harmless Landlord, it employees, and agents for, from and against any of the following which result from or are related to any activity or operation of Tenant or its agents, contractors, employees, or invitees on the Premises or the Project during the Term of this Lease; any and all loss, damage, obligation, penalty, liability, litigation, demand, defense, judgment, suit, proceeding, cost, disbursement, and expense (including, but not limited to, reasonable investigation, remediation, removal, and legal fees and expenses) resulting from or arising from or in connection with, or alleged to have resulted or arisen form or in connection with, contamination of or adverse effects on the environment, the Premises, or the Project, or violation of any environmental law or other statute, ordinance, rule, regulation, judgment, or order of any government or judicial entity. Tenant's obligations and liabilities under this paragraph shall continue after the expiration or termination of this Lease so long as Landlord bears any liability or responsibility under the environmental laws for any action by Tenant or its agents, contractors, or invitees that occurred on the Premises or the Project during the Term of this Lease. Tenant's failure to abide by the terms of this paragraph shall be restrainable by injunction.

        (j) If any claim is brought against Tenant, its officers, directors, employees, agents or representatives, by any third party relating in any way to hazardous or toxic materials as defined under the Lease, Landlord shall indemnify and hold Tenant harmless for, from and against all liabilities, claims, demands, losses, costs, damages, actions, suits, including reasonable attorney's fees and costs, to the extent that such loss or expense is caused by the negligence of Landlord or its employees, agents or contractors.

                                      48.

                                    BROKERS

        Tenant represents that it has had no dealing with any real estate brokers or agents in connection with this Lease other than Brokers, whose commission, if any is due, shall be paid by Landlord in accordance with a separate agreement between Landlord and such Brokers. Tenant shall indemnify and hold Landlord harmless from any and all claims.

                                      49.

                                OPTION TO RENEW

        (a) Tenant shall have the option to extend the term of the Lease for two (2) consecutive periods of five (5) years (the "Extended Term"), subject to the further provisions of this paragraph; provided, however, should Tenant fail to exercise its right to extend the term of the Lease for the first option term, Tenant's right to extend the term of the Lease for a second option term shall automatically terminate. Tenant must exercise its option with respect to the Extended Term by giving written notice of exercise to Landlord on or before the date that is six (6) months prior to the Expiration Date of the Term. Any notice of extension to be given by Tenant pursuant to this subparagraph (a) shall be called "Tenants Notice".

        (b) In the event an option to extend is exercised in a timely manner, the Lease shall be extended for the period of the applicable Extended Term upon all of the terms and conditions of the Lease, provided that the Monthly Base Rent shall be (i) ninety-five percent (95%) of the fair market rental value of the Premises, as of the commencement date of the Extended Term for the first option period, and (ii) the fair market rental value of the Premises, as of the commencement date of the Extended Term for the second option period.

        (c) Tenant shall have no right to extend the term of the Lease if Tenant's Notice is not delivered in a timely manner or if there is an Event of Default under this Lease at the time Tenant's Notice is delivered or on the expiration date of the then current term of the Lease.

        (d) Tenant shall have no right to extend the term beyond the Extended Term.

        (e) If during the initial Term of the Lease Tenant has exercised its Right of First Refusal to lease additional space in accordance with Article 52 of the Lease, Tenant shall have the option to extend the term of the Lease in accordance with this Article 49 for the additional space leased; provided, however, the Monthly Base Rent for any additional space shall be at the fair market rental value of said additional space for both the first and second option periods. Should Tenant fail to exercise its right to extend the term of the Lease for the first option term, Tenant's right to extend the term of the Lease for a second option term shall automatically terminate.

        (f) The option granted to Tenant in this Article 48 is personal to Envirotest Systems Corp. and shall not be transferable, except for an assignment or sublease which does not require Landlord's consent in accordance with the provisions of Article 15.

                                      50.

                               CANCELLATION RIGHT

        If Tenant is not then in default hereunder beyond any applicable cure period and Tenant is in possession of the Premises and has not assigned its rights under this Lease (unless the assignment was in accordance with the provisions of Article 15), Tenant shall have the one (1) time right to cancel this Lease as to all of the Premises, effective as of the fifth anniversary of the Commencement Date, if, and only if, (a) Tenant has given Landlord written notice of such cancellation at least six (6) months before the fifth anniversary of the Commencement Date, and (b) within fifteen (15) days of the delivery of such notice to Landlord, Tenant has delivered to Landlord a cash cancellation fee which shall be equal to (i) the unamortized cost at the effective date of termination of (A) all tenant improvements for the Premises, and (B) all leasing commissions paid by Landlord with respect to this Lease, and (ii) $39,972.00. Amortization shall be on a straight line basis over seven
(7) years with no interest penalty being charged. If Tenant fails to deliver such cancellation notice and cancellation fee at least six (6) months prior to the fifth anniversary of the Commencement Date, Tenant's cancellation right shall automatically terminate.

                                      51.

                                    SIGNAGE

        Landlord shall permit Tenant, at Tenant's sole cost and expense, to install Tenant's name on the existing monument sign for the Building in either the location currently occupied by Texas Instruments or the location currently occupied by Equitable Home Mortgage should either of said spaces become vacant as the result of the expiration or termination of the lease with either tenant. No sign shall be installed until the design, size, content, structure and location of the sign have been approved by the Landlord, which consent shall not be unreasonably withheld, and the City of Phoenix.

                                      52.

                             RIGHT OF FIRST REFUSAL

        (a) During the initial Term, and so long as an event of default has not occurred, Landlord shall, before entering into a lease with any third party for any contiguous space located on the 11th floor of the Building (the "Additional 11th Floor Space"), notify Tenant in writing of the monthly rent, rental increases, and other economic provisions (the "Rental Terms") upon which Landlord would be willing to lease the Additional 11th Floor Space to Tenant. This Right of First Refusal shall not be applicable unless and until the Additional 11th Floor Space is vacated by the existing tenant (Unisys Corporation), its successors or assigns.

        (b) Commencing with the beginning of the thirtieth month following the Commencement Date and terminating with the end of the forty-second month following the Commencement Date, and so long as an event of default has not occurred, Landlord shall, before entering into a lease with any third party for any two (2) spaces ranging in size between approximately 1,800 rentable square feet and approximately 3,000 rentable square feet located either in the Building or located in the building at 2425 East Camelback Road (the
"Additional Space"), notify Tenant in writing of the monthly rent, rental increases, and other economic provisions (the "Rental Terms") upon which Landlord would be willing to lease the Additional Space to Tenant. This Right of First Refusal shall not be applicable unless and until the Additional Space is vacated by any existing tenants and any rights with respect to the Additional Space have been satisfied.

        (c) If, within five (5) business days after receipt of Landlord's notice, Tenant shall deliver to Landlord a written notice of Tenant's intent to lease the Additional 11th Floor Space or the Additional Space on the Rental Terms, for a term not to exceed the then remaining Term of the Lease (including any then exercised options), Landlord and Tenant shall proceed to negotiate a lease for the Additional 11th Floor Space or the Additional Space on the same terms as contained in the Lease, except for the Rental Terms and other matters dependent upon the size of the premises, such as Tenant's Share. If Tenant does not deliver its notice of intent to lease the Additional 11th Floor Space or the Additional Space in a timely manner, or if Landlord and Tenant are unable to agree on the terms of a lease for the Additional 11th Floor Space or the Additional Space within ten (10) days following Tenant's delivery of its notice of intent, Tenant's Right of First Refusal for the Additional 11th Floor Space or the Additional Space shall terminate and Landlord shall have the right to lease the Additional 11th Floor Space or the Additional Space or any portion of the Additional 11th Floor Space to a third party on the same or any other terms and conditions, provided that such terms and conditions do not result in an effective rental (taking into account the stated monthly rent, rental increases, tenant improvement allowance and other economic provisions or concessions), more than five percent (5%) lower than the effective rental resulting from the Rental Terms previously offered to Tenant.

        (d) This right of first refusal to lease the Additional 11th Floor Space or the Additional Space is a one time right that is personal to Envirotest Systems Corp. and shall not be transferrable, except for an assignment or sublease which does not require Landlord's consent in accordance with the provisions of Article 15.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

LANDLORD:

Esplanade Office Limited Partnership,
a Delaware limited partnership,

By:     Eastrich No. 143, L.L.C.,
        a Delaware limited liability company,
        its general partner

By:     /s/
        -------------------------

Its:    Vice President
        -------------------------


TENANT:

ENVIROTEST SYSTEMS CORP.,
a Delaware corporation

2525 East Camelback Road
Suite 1150
Phoenix, Arizona 85016

By:     /s/
        --------------------------

Its:    Executive Vice President
        --------------------------


/s/ Chester C. Davenport
- ------------------------
Chester C. Davenport
Chairman

                              [TICORE LETTERHEAD]


DATE:           5/31/94
BUILDING:       ESPLANADE "B"
TENANT:         ENVIROTEST
SUITE:          1150
USABLE SQ FT:   12118
RENTABLE SQ FT: 13324
PLAN DATE:      5/13/94
REVISED:        5/24/94


         BUILDING                 PLAN          BLD. STD         UNIT             UNIT            TOTAL           TENANT
          ITEMS                 QUANTITY         ALLOW.         MEASURE           COST            COST           OVERAGE
DEMOLITION OF WALLS                  60              60         LIN FT             10.00           600.00            0.00
DEMISING PARTITION 1ST SIDE           0               0         LIN FT             18.75             0.00            0.00
DEMISING PARTITION 2ND SIDE          64              64         LIN FT             13.00           832.00            0.00
CORRIDOR PARTITION 1ST SIDE           3               3         LIN FT             15.25            45.75            0.00
CORRIDOR PARTITION TENANT SIDE       45              45         LIN FT              8.50           382.50            0.00
INTERIOR PARTITION                 1406            1156         LIN FT             21.00        29,526.00        5,254.20
SOUND INSULATION                   6160               0          SQ FT              0.23         1,416.80        1,416.80
FURR & SHEETROCK                    132               0         LIN FT             11.25         1,485.00        1,485.00
FINISH SHEETROCK BELOW WINDOWS      450             450         LIN FT              2.25         1,012.50            0.00
FINISH SHEETROCK FULL HEIGHT         44              44         LIN FT              7.76           341.44            0.00
SHEETROCK COLUMNS                    20              20          EACH             100.00         2,000.00            0.00
COFFERED SHEETROCK CEILING          221               0          SQ FT              4.50           994.50          994.50
DOUBLE SINGLE LITE FRENCH ENTRY       1               0          EACH           4,500.00         4,500.00        4,500.00
TENANT ENTRY (SECONDARY)              2               0          EACH           1,230.00         2,460.00        2,460.00
INTERIOR DOOR                        44              36          EACH             750.00        33,000.00        5,734.50
SINGLE LITE FRENCH DOORS              1               0          EACH           1,150.00         1,150.00        1,150.00
BI-FOLD DOORS (3'-0")                 1               0          EACH             750.00           750.00          750.00
BI-FOLD DOORS (6'-0")                 2               0          EACH           1,250.00         2,500.00        2,500.00
RELOCATE PATIO DOORS                  1               0          LUMP           7,500.00         7,500.00        7,500.00
WINDOW WALL FULL HEIGHT              18               0         LIN FT            181.25         3,262.50        3,262.50
SIDELIGHT (3'-0")                    34               0         LIN FT            543.75        18,487.50       18,487.50
UPPER & LOWER CABINETS (P-LAM)       50               0         LIN FT            250.00        12,500.00       12,500.00
RECEPTION DESK ALLOWANCE              1               0          EACH           4,000.00         4,000.00        4,000.00
SHELF & POLE                         24               0         LIN FT             15.00           360.00          360.00
TELEPHONE BOARD                       1               1          EACH             100.00           100.00            0.00
PAINT WALLS                       29054           29054          SQ FT              0.25         7,263.50            0.00
WALLCOVERING ALLOWANCE              220               0         LIN YDS            35.00         7,700.00        7,700.00
FLOAT FLOOR @ PERIMETER             450             450         LIN FT             10.00         4,500.00            0.00
FLOORCOVERING (BLD. STD.)          1481            1481          SQ FT             15.85        23,475.26            0.00

                                  EXHIBIT "D"
                                  1 of 2

[TICORE Logo]

        BUILDING                          PLAN        BLD. STD          UNIT            UNIT        TOTAL           TENANT
         ITEMS                          QUANTITY       ALLOW.         MEASURE           COST        COST            OVERAGE

RUBBER BASE                               3216            3706         LIN FT             0.78       2,508.48          -382.20
WOOD BASE (2-1/2")                         490               0         LIN FT             5.40       2,646.00         2,646.00
CEILING GRID & TILE                      12118           12118         SQ FT              0.55       6,664.90             0.00
MINI-BLINDS                                  5               0         EACH              85.00         425.00           425.00
DUPLEX OUTLET (NEW WALL)                   130              81         EACH              33.00       4,290.00         1,624.04
FOUR-PLEX OUTLET (NEW WALL)                 15               0         EACH              42.00         630.00           630.00
TELEPHONE/DATA (NEW WALL)                   58              48         EACH              15.00         870.00           142.92
CONDUIT & GROUND FOR T.M.B.                  1               1         EACH              62.00          62.00             0.00
INCANDESCENT DOWN LIGHTS                    22               0         EACH             125.00       2,750.00         2,750.00
INSTALL 2X4 LIGHT FIXTURE                  151             151         EACH              43.00       6,493.00           -20.42
SINGLE POLE SWITCH                          48              48         EACH              35.00       1,680.00           -16.52
3-WAY SWITCH                                 4               0         EACH              65.00         260.00           260.00
DIMMER SWITCH                                6               0         EACH              85.00         510.00           510.00
LIGHT ON EMERGENCY CIRCUIT                  14              14         EACH              40.00         560.00             0.00
EXIT LIGHT                                  12              12         EACH             125.00       1,500.00             0.00
TENANT SIGN LIGHT FIXTURE                    1               1         EACH             231.00         231.00             0.00
HOT TAP HOOK UP                              3               0         EACH             235.00         705.00           705.00
GROUND FAULT CIRCUIT                         3               0         EACH              42.50         127.50           127.50
A/C HOOK UP                                  3               0         EACH             375.00       1,125.00         1,125.00
FIRE ALARM (HORN STROBE)                    12              12         EACH             168.00       2,016.00             0.00
FIRE ALARM (PERMIT & SUPER VISION)           2               2         LOT              525.00       1,050.00             0.00
H.V.A.C. TENANT CONSTRUCTION             12118           12118         SQ FT              1.65      19.994.70             0.00
H.V.A.C. NEW HEATPUMP                        3               0         EACH           2,500.00       7,500.00         7,500.00
PLUMBING                                     1               0         LOT            6,500.00       6,500.00         6,500.00
HOT TAP                                      3               0         EACH             375.00       1,125.00         1,125.00
X-RAY FLOOR                                  3               0         LOT              350.00       1,050.00         1,050.00
ENERGY MANAGEMENT SYSTEM                 12118           12118         SQ FT              0.35       4,241.30             0.00
FIRE SPRINKLERS                            126             126         EACH              80.00      10,080.00             0.00

NOTE: THIS PROPOSAL EXCLUDES COSTS                      SUBTOTAL                                   259,740.13       106,756.32
      FOR NOTES #13, #14, #15                           PROGRESS & FINAL CLEAN UP (1.5%)             3,896.10             0.00
                                                        SUPERVISION (4%)                            10,545.45             0.00
RESPECTFULLY SUBMITTED,                                 PLAN CHECK & PERMIT FEE                      6,795.00             0.00
TICORE CONSTRUCTION INCORPORATED                        INSURANCE (.5%)                                140.49            53.38
                                                        CONTRACTORS FEE (7%)                        19,678.20         7,476.68
                                                        TAX                                         13,295.16         5,051.46
/S/ CHARLES P. HERNANDEZ                                TOTAL                                     $314,090.53      $119,337.83
- ----------------------------                            COST PER USABLE SQ. FT.                        $25.92            $9.85
CHARLES P. HERNANDEZ                                    COST PER RENTABLE SQ. FT.                      $23.57            $8.96
PRESIDENT

                                  EXHIBIT "D"
                                  2 of 2

                     OFFICE BUILDING RULES AND REGULATIONS

        1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside or inside of the Project, the Premises, or the surrounding area without the written consent of the Landlord being first obtained. If such consent is given by Landlord, Landlord may regulate the manner of display of the sign, placard, picture, advertisement, name or notice. Landlord shall have the right to remove any sign, placard, picture, advertisement, or name or notice which has not been approved by Landlord or is being displayed in a non-approved manner without notice to, and at the expense of the Tenant. All approved signs or lettering on doors, and/or windows shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

                Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside of the Premises. Landlord shall have the right to control all internal lighting that may be visible from the Project's exterior.

        2. The directory of the Project will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom and to charge a reasonable fee for each name other than the tenant's name, placed upon the directory.

        3. The sidewalks, halls, passages, toilets, exits, entrances, parking areas, elevators and stairways shall not be obstructed by tenant, its customers, invitees, licensees and guests, or to be used (except toilets) by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, toilets, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control thereof and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Project or its tenants; provided, however, that nothing herein contained shall be construed to prevent access by persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. No tenant, no employees or invitees of any tenant shall not go upon the roof of the Project. Further, Tenant shall not install any radio, television or satellite antenna, loudspeaker or other device on the roof or entrance walls without the prior written permission of Landlord. In any case, the Tenant shall not keep or display any merchandise or otherwise obstruct the sidewalks, malls or other areas adjacent to the Leased Premises.

        4. Tenant shall not alter any lock or install any new additional locks or any bolts on any door of the Premises without the written consent of Landlord.

        5. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

        6. Tenant shall not overload any floor of the Premises in excess of one hundred (100) pounds per square foot, nor shall it hang or suspend from any wall or ceiling or roof, or any other part of the Building, any equipment, displays, fixtures, or signs which are not authorized by the Landlord.

        7. No furniture, freight or equipment of any kind shall be bought into the Project without the consent of Landlord, and all moving of the same into or out of the Project shall be done at such time and in such manner as Landlord may designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Project and also the times and manner of moving the same in and out of the Project. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as shall be necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Project by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant. There shall not be used in any Premises, or in the public halls of the Project, either by any tenant or other, any hand trucks except those equipped with soft rubber tires and side guards or other such material handling equipment the Landlord may approve.

        8. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any Tenant, by or as a result of the acts of any employee or contractor of Landlord, or any other person. Window cleaning shall be done only by Landlord at intervals it deems appropriate.


                                  EXHIBIT "E"
                                   (1 OF 3)

OFFICE BUILDING RULES AND REGULATIONS
Revised March, 1994
Page Two



        9. Tenant shall not use, keep or permit to be used or kept any noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Project by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business in the Project. No skateboards or similar vehicles, animals or birds shall be brought in or kept in or about the Premises or the Project. No tenant shall make or permit to be made any disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises, or with those having business with such occupants, by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No Tenant shall throw anything out of doors or down the passageways.

        10. The Premises shall not be used for manufacturing without the express written permission of Landlord. No Tenant shall occupy or permit any portion of this Premises to be occupied for the manufacture or sale of liquor, narcotics or tobacco in any form, or as a medical office, or as a barber shop or manicure shop except with prior written consent of Landlord. No Tenant shall advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for illegal purposes.

        11. Tenant shall not use or keep in the Premises or the Project any kerosene, gasoline or inflammable or combustible fluid or material or use any method of heating or air conditioning other than that supplied or approved by Landlord.

        12. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for, or stringing of wire will be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

        13. All keys to the Project, offices, rooms and toilet rooms shall be obtained from Landlord's office and Tenant shall not from any other source duplicate or obtain keys or have keys made. Additional or duplicate keys will be provided by Landlord at a reasonable charge to Tenant. Tenant, upon termination to the tenancy, shall deliver to Landlord the keys to the Project, offices, rooms, and toilet rooms which shall have been furnished and shall pay Landlord the cost of replacing any lost key or of changing the lock or locks opened by such lost key if Landlord deems it necessary to make such a charge.

        14. No Tenant shall lay linoleum, tile, carpet or other similar floor coverings so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the Tenant by whom, or by whose contractors, employees or invitees, the floor covering shall have been laid.

        15. On Sundays and legal holidays, and on other days during certain hours for which the Building may be closed after Normal Business Hours, access to the Building or to the halls, corridors, or stairways in the Building, or to the Premises or Project may be controlled through the use of security personnel and/or security devices. Such personnel will have the right to demand of any and all persons seeking access to the Project proper identification to determine if they have right of access to the Premises. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Project of any person. In cases of invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Project during the continuance of the same, by closing the doors or otherwise, for the safety of all tenants and protection of the Project and property located therin. The foregoing notwithstanding, Landlord shall have no duty to provide security protection for the Project at any time or to monitor access therto.

        16. Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Building and that all water faucets, water apparatus and electricity are entirely shut off before Tenant or Tenant's employees leave the Building. Tenant shall be responsible for any damage to the Project or other tenants caused by a failure to comply with this rule.

        17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Project.

        18. No vending machine shall be installed, maintained or operated upon the Premises or the Project without the prior written consent of Landlord.

                                  EXHIBIT "E"
                                    (2 OF 3)

OFFICE BUILDING RULES AND REGULATIONS
Revised March, 1994
Page Three

        19. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the street address of the Project of which the premises are a part.

        20. Tenant agrees that it shall comply with all fire regulations that may be issued from time to time by Landlord, and Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to fire regulations. Tenant, at tenant's sole expense will provide such reasonable fire retarding devices as required by the City of Phoenix Fire Code or Landlord's insurance carrier, separate from the building fire sprinkler. Tenant shall be responsible for the routine maintenance of the aforementioned equipment.

        21. Landlord reserved the right by written notice to Tenant to rescind, alter or waive any rules or regulations at any time prescribed for the Project when, in Landlord's judgment, it is necessary, desirable or proper for the best interest of the Project or its tenants.

        22. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent the same. Peddlers, solicitors and beggars shall be reported to Landlord.

        23. Without the written consent of Landlord, Tenant shall not use the name of the Project in connection with or in promotion or advertising the business of Tenant except as Tenant's address.

        24. Tenant shall be entitled to use parking spaces during working hours, the exact location of which shall be designated by Landlord. Tenant shall not park in driveways or loading areas nor reserved parking spaces of other tenants. Landlord or its agents shall have the right to cause to be removed any car of Tenant, its employees, agents, invitees, licensees, contractors or guests that may be parked in unauthorized areas, and Tenant agrees to save and hold harmless Landlord, its agents and employees from any and all claims, losses, damages and demands asserted or arising in respect to or in connection with the removal of any such vehicle and for all expenses incurred by Landlord in connection with such removal. Tenant will from time to time, upon request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees and agents.

        25. All interior window covering must be approved by Landlord and Tenant may not install any awnings or other exterior window shades or coverings.

        26. Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning equipment.

        27. Tenant assumes full responsibility for protecting, at all times, the Premises and all personal effects of Tenant, its employees, agents and invitees from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured, and Landlord shall have no liability with respect thereto.

        28. Tenant shall not install or operate machinery, equipment or any mechanical or electrical device of a nature not directly related to Tenant's ordinary use of the Premises, without the written permission of Landlord.

        29. Tenant shall not be entitled, by virtue of this Lease, to use or patronize any service, business or facility in the Project, but may become entitled to use or patronize the same by satisfactory arrangements with the operator of such business or facility.

        30. Tenant shall provide to Landlord, and update as necessary, the names, addresses and telephone numbers of three authorized employees of the Tenant who may be contacted by Landlord in the event of an emergency relative to the Leased Premises.

        31. Tenant shall store all of its trash and garbage within its Leased Premises. Tenant shall not place in any trash box, receptacle or compactor, any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made at such times and in such a manner as may be directed by Landlord from time to time.

        32. All delivery vehicles shall use designated loading docks or loading zones which may be established from time to time by Landlord.
Deliveries to individual suites shall be made using the rear entrance of suites where applicable, and in cases where the front of courtyard entrance of is used, deliveries will be made in such manner and at such time as to not interfere with pedestrian traffic. Tenant shall be responsible for the actions and control of their delivery vendors.

                                  EXHIBIT "E"
                                    (3 OF 3)

                                 EXHIBIT ""B""

                                       TO

                          ESPLANADE SUBLEASE AGREEMENT

                 (Additional 11th Floor Space, Paragraph 16.a.)

                          LANDLORD CONSENT TO SUBLEASE

        This Landlord Consent to Sublease ("Consent") is given as of the date set forth below Landlord's signature ("Consent Date"), by Esplanade Office Limited Partnership, a Delaware limited partnership, as "Landlord" under the Master Lease described in the Esplanade Sublease Agreement (Office - Parcel 1B) dated as of April 15, 1996 ("Sublease"), by and between Envirotest Systems Corp., a Delaware corporation, as Sublandlord, and Ugly Duckling Holdings, Inc., an Arizona corporation, as Subtenant. Landlord consents to the Sublease subject to the following terms and conditions:

        A. All initially capitalized terms used in this Consent shall have the meanings given them in the Sublease or Master Lease, as applicable, unless expressly superseded by the terms of this Consent.

        B. Nothing contained in this Consent or in the Sublease shall be construed to:

                i. modify, waive, or affect: (i) any of the terms or conditions of the Master Lease; (ii) any of the Tenant's Obligations under the Master Lease; or (iii) any rights or remedies of the Landlord under the Master Lease or otherwise;

                ii. waive any present or future breach or default on the part of the Tenant under the Master Lease (provided, however, that Landlord acknowledges that, to the best of its actual knowledge, there are no existing or uncured defaults under the Master Lease); or

                iii. release or discharge the Tenant from any of its Obligations under the Master Lease.

        C. In case of any conflict between the provisions of this Consent and the provisions of the text of the Sublease, the provisions of this Consent will prevail over those contained in the text of the Sublease. Except as provided in the Sublease and this Consent, the Master Lease and all of its terms and conditions will remain in full force and effect.

        D. Landlord does not intend to release or discharge Tenant from its Obligations under the Master Lease or Sublease, and Tenant shall remain liable and responsible for the full performance and observation of all of the Obligations under the Master Lease or Sublease to be performed and observed by Tenant, including the payment of all rent and late charges due under the Master Lease.

        E.      This Consent is not assignable.

        F. This Consent shall be effective with respect to the Sublease only, and shall not be construed as a consent to further subletting or assigning by Tenant or Subtenant or as a waiver of Landlord's right to object to or declare void any other assignment or sublease under the Master Lease.

        G. Landlord may directly enforce the Obligations of Subtenant under the Sublease, and Landlord may exercise all rights and remedies available under the Master Lease directly against Subtenant in the event of Subtenant's breach or default under the Sublease or Master Lease. Landlord agrees to provide Subtenant with copies of any notice to Sublandlord of any material breach or default under the terms of the Master Lease.

        H. Landlord agrees that, so long as Subtenant continues to timely perform its Obligations under the Master Lease and Sublease and is not in default or breach of the Master Lease or Sublease, Landlord will permit Subtenant's continued use and occupancy of the Sublease Space under the Sublease notwithstanding any default or breach by Sublandlord under the Master Lease.

        I. Landlord, at Subtenant's sole cost and expense, agrees to provide building standard Tenant signage for the Sublease Space and Tenant identification on all lobby directories for the Building identifying the name of the Subtenant.

        J. Landlord specifically advises Sublandlord and Subtenant that, as of the Consent Date, Landlord has not approved any Subtenant improvements or alterations and that all Landlord approvals for Subtenant improvements or alterations must be obtained through the separate consent of Landlord under the terms of the Master Lease. Any occupancy of the Premises during the performance of any improvements or alterations by the Sublandlord or Subtenant will be at the sole risk of the occupant, notwithstanding Landlord's consent to the improvements or alterations.

        K. Sublandlord and Subtenant have represented to Landlord that there are no oral or written agreements for fees, rent, or other compensation to Sublandlord between Sublandlord and Subtenant regarding the Sublease of the Premises other than those set forth in the Sublease. Landlord acknowledges the existence of the Equipment Sale Agreement through which Subtenant has agreed to purchase from Sublandlord certain furniture, equipment, and other personal property currently located in the Sublease Space. Landlord acknowledges that the proceeds of this sale are separate and distinct from the Sublease of the Premises and do not constitute additional rent due Landlord for purposes of
Article 15 of the Master Lease. Landlord's acknowledgement of the Equipment Sale Agreement is not, however, an agreement on its part to subordinate any statutory or contractual liens arising out of the lease of the Premises, and the Subtenant's payment and performance under the Equipment Sale Agreement will not be a condition to (and will not give Sublandlord the ability to terminate) Subtenant's occupancy of the Sublease Space.

        L. Landlord agrees to Subtenant the renewal rights described in Paragraph 15 of the Sublease and agrees to the deletion of Article 49 of the Master Lease.

        M. Landlord grants to Subtenant the first right of refusal described in Paragraph 16 of the Sublease and agrees to the deletion of Article 52 of the Master Lease.

        N.      Landlord agrees to the deletion of Article 50 of the Master
Lease.

        O. Nothing in this Consent will be deemed a waiver by Landlord of the indemnification obligations, insurance requirements, and liability limitations outlined in the Master

Lease, and Paragraphs 22 and 23 of the Sublease will not apply to Landlord and are solely agreements between Subtenant and Sublandlord.

        P. Notwithstanding anything to the contrary in the Sublease (including Paragraph 4), Landlord has not agreed to waive any payments of rent under the Master Lease.

        Q. Nothing in this Consent will be deemed an undertaking by Landlord of any Obligations under the Sublease other than those Obligations of the Landlord to the Tenant under the Master Lease and under the Sublease.

        Landlord has executed this Consent as of the Consent Date.

                                        "Landlord"

                                        Esplanade Office Limited
                                        Partnership, a Delaware limited
                                        partnership

                                        By:     Eastrich No. 143, L.L.C., a
                                                Delaware limited liability
                                                company, its general partner

                                                By: /s/
                                                    -----------------------
                                               Its: VP
                                                    -----------------------

                                        Consent Date: 4/29/96
                                                     ----------------------